Exhibit 10.1

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND REPLACED WITH “[*****]”. SUCH IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS (I) NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF DISCLOSED.

EXECUTION VERSION

CONFIDENTIAL

RESEARCH COLLABORATION AND LICENSE AGREEMENT

BETWEEN

AFFIMED GMBH

AND

PHARMAVANT 6 GMBH

AS OF NOVEMBER 3, 2020

AFMD-NewCo Research Collaboration and License Agreement

CONFIDENTIAL

AFMD-NewCo Research Collaboration and License Agreement

CONFIDENTIAL

RESEARCH COLLABORATION AND LICENSE AGREEMENT

THIS RESEARCH COLLABORATION AND LICENSE AGREEMENT (“Agreement”) is made and entered into as of November 3, 2020 (“Signing Date”), by and between Affimed GmbH, having its principal place of business at Im Neuenheimer Feld 582, 69120 Heidelberg, Germany (“AFMD”), and Pharmavant 6 GmbH, having its principal place of business at Viaduktstrasse 8, 4051 Basel, Switzerland (“NewCo”). AFMD and NewCo are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”

BACKGROUND

WHEREAS, AFMD is a biotechnology company that is engaged in research and development of innate cell engaging antibody technology pharmaceutical products;

WHEREAS, NewCo is a newly-formed subsidiary of Roivant Sciences Ltd. which is engaged in the research, development, manufacture and sale of innate cell engaging pharmaceutical products;

WHEREAS, the Parties desire to collaborate in the discovery of innate cell engaging antibodies [*****];

WHEREAS, before the Signing Date of this Agreement, AFMD has already initiated the pre-clinical development of the CD16A-engaging antibody construct AFM32 [*****]; and

WHEREAS, NewCo desires to obtain an exclusive license and other rights from AFMD to (i) further develop and commercialize AFM32 and (ii) develop and commercialize additional CD16A-engaging antibody constructs [*****] and AFMD agrees to grant NewCo such an exclusive license and other rights in exchange for certain agreed to upfront and other payments.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, NewCo and AFMD agree as follows:

ARTICLE 1

DEFINITIONS

Capitalized terms used in this Agreement, whether used in the singular or plural, shall have the meanings set forth below, unless otherwise specifically indicated herein.

1.1 “Accounting Standard” means, with respect to NewCo, its Affiliates and sublicensees, either (a) International Financial Reporting Standards (“IFRS”) or (b) United States generally accepted accounting principles (“GAAP”), in either case, which standards or principles (as applicable) are currently used at the applicable time by, and as consistently applied by NewCo, its Affiliates and sublicensees.

1.2 “Additional Funding Payment” is defined in Section 8.3.

AFMD-NewCo Research Collaboration and License Agreement

CONFIDENTIAL

1.3 “Affiliate” means, with respect to a Person, any other Person that now or in the future, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such Person, as applicable, but only for so long as such other Person continues to control, be controlled by, or be under common control with such first Person. As used in the definitions of “Affiliate” and “Controlled Affiliate”, “control” means (a) to possess, directly or indirectly, the power to direct the management or policies of a Person, whether through ownership of voting securities, by contract relating to voting rights or corporate governance, or otherwise, or (b) direct or indirect beneficial ownership of more than fifty percent (50%) (or such lesser percentage which is the maximum allowed to be owned by a foreign corporation in a particular jurisdiction) of the voting share capital or other equity interest in a Person.

1.4 “Agreement” is defined in the introduction.

1.5 “AFM32” means [*****]

1.6 “AFMD” is defined in the introduction.

1.7 “AFMD IP” is defined in Section 10.1.1.

1.8 “AFMD Know-How” is defined in Section 10.1.1(a).

1.9 “AFMD Materials” is defined in Section 6.1.1.

1.10 “AFMD Patents” is defined in Section 10.1.1(b).

1.11 [*****]

1.12 “AFMD Research Cost” means the costs and expenses incurred by AFMD and its Affiliates in the performance of its activities in accordance with the Research Plan and the budget agreed under such Research Plan, which shall be calculated and invoiced as follows: [*****]

1.13 “Alliance Manager” is defined in Section 4.7.

1.14 “Antibody(ies)” means an antigen binding construct, including any fragments, variants, modifications, multimeric versions and multi-specific versions thereof.

1.15 [*****]

1.16 “Authorized CDMO” is defined in Section 15.6.4.

1.17 “Authorized Recipients” is defined in Section 17.10.

1.18 “Biosimilar” is defined in Section 8.6.4(b).

1.19 [*****]

1.20 “Calendar Year” means each respective period of twelve (12) consecutive months ending on December 31.

AFMD-NewCo Research Collaboration and License Agreement

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1.21 [*****]

1.22 “CDMO” is defined in Section 6.2.

1.23 “Co-Promotion Territory” means any of the countries to be agreed between the Parties in good faith sufficiently in advance [*****]

1.24 “Combination” is defined in Section 1.82.

1.25 “Companion Diagnostic” means any product or service that

(a) identifies a person having a disease or condition, or a molecular genotype or phenotype that predisposes a person to such disease or condition, for which a Molecule could be used to treat and/or prevent such disease or condition;

(b) defines the prognosis or monitors the progress of a disease or condition in a person for which a Molecule could be used to treat and/or prevent such disease or condition;

(c) is used to select a therapeutic or prophylactic regimen, wherein at least one (1) potential therapeutic or prophylactic regimen involves a Molecule, and where the selected regimen is determined, based on the use of such product or service, to likely be effective and/or to be safe for a person; and/or

(d) is used to confirm a Molecule’s biological activity and/or to optimize dosing or the scheduled administration of a Molecule.

1.26 “Confidential Information” means proprietary Know-How and other information (of whatever kind and in whatever form or medium, including copies thereof), tangible materials or other deliverables (a) disclosed by or on behalf of a Party in connection with this Agreement, whether prior to or during the Term and whether disclosed orally, electronically, by observation or in writing, or (b) created by, or on behalf of, either Party and provided to the other Party, or created jointly by the Parties, in the course of this Agreement. For the avoidance of doubt, “Confidential Information” includes (i) Know-How or other information regarding such Party’s research, development plans, clinical trial designs, preclinical and clinical data, technology, products, business information or objectives and other information of the type that is customarily considered to be confidential information by entities engaged in activities that are substantially similar to the activities being engaged in by the Parties pursuant to this Agreement and (ii) any tangible materials or other deliverables provided by one Party to the other Party pursuant to ARTICLE 6.

1.27 “Control” or “Controlled by” means, with respect to Patents, Know-How or other intellectual property rights, the rightful possession by a Party of the ability to grant a license, sublicense or other right to exploit under such Patent, Know-How or other intellectual property right, as provided herein, without violating the terms of any agreement with any Third Party.

1.28 “Controlled Affiliate” means, with respect to NewCo, Pharmavant 6 Ltd., or any Affiliate that is under the control of Pharmavant 6 Ltd.; provided, that in no event shall any Affiliate that controls Pharmavant 6 Ltd., or that is under common control with Pharmavant 6 Ltd., be deemed a “Controlled Affiliate” of NewCo.

AFMD-NewCo Research Collaboration and License Agreement

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1.29 “Covers” (including variations such as “Covered”, “Covering” and the like), means, with respect to a particular Patent and in reference to a particular Molecule or product (whether alone or in combination with one or more other ingredients), that the manufacture, use, sale, offer for sale or importation of such compound or product in a country would infringe a Valid Claim of such Patent in the country in which such activity occurred, but for the licenses or ownership rights granted in this Agreement.

1.30 “CPA Firm” is defined in Section 9.8.2.

1.31 “Create Act” is defined in Section 10.2.4.

1.32 “Data Packages” is defined in Section 15.6.1(b)(iv).

1.33 “Declined Target” is defined in Section 2.3.

1.34 “Designated AFMD Patents” is defined in Section 10.3.1.

1.35 “Diligent Efforts” means (a) with respect to a Party’s obligations under this Agreement, those efforts and resources that are consistent with the exercise of customary scientific and business practices, as applied in the pharmaceutical industry for a Group of companies of a similar size and having similar resources, for activities conducted with respect to products at a similar stage of development or commercialization and having similar commercial potential, taking into account all relevant factors, including relative safety and efficacy, product profile, stage in product lifecycle, the regulatory environment, approved labeling, payors’ policies and regulations, competitiveness of the marketplace and the market potential of such products, the nature and extent of market exclusivity, including patent coverage and regulatory exclusivity protection, and price and reimbursement status, and (b) with respect to the efforts to be expended by a Party with respect to any objective or activity other than those described in clause (a) above, those reasonable, good faith efforts to accomplish such objective or perform such activity as such Party’s Group would normally use to accomplish a similar objective under similar circumstances.

1.36 “Disclosing Party” is defined in Section 12.2.4(b).

1.37 “Dispute(s)” is defined in Section 16.1.

1.38 “DOJ” is defined in Section 17.8.

1.39 “EMA” means the European Medicines Agency, or any successor entity thereto performing similar functions.

1.40 “Enforcement Action” is defined in Section 10.4.2(a).

1.41 “Escrow Agent” shall mean a neutral Third Party mutually agreed by the Parties whose role is defined in Section 2.2.3.

AFMD-NewCo Research Collaboration and License Agreement

CONFIDENTIAL

1.42 “EU” means (i) the member states of the European Union or any successor entity thereto performing similar functions and (ii) the United Kingdom.

1.43 “Exclusive License” is defined in Section 5.1.

1.44 “Exclusive Target” is defined in Section 2.2.2.

1.45 “FDA” means the United States Food and Drug Administration, or any successor entity thereto performing similar functions.

1.46 “FD&C Act” means the United States Federal Food, Drug and Cosmetic Act, as amended.

1.47 “First Commercial Sale” means, with respect to a particular Licensed Product in a given country, the first bona fide commercial sale to a Third Party of such Licensed Product following Marketing Approval in such country by or under authority of NewCo (or its sublicensees hereunder).

1.48 “Fiscal Year” means period from April 1 of a Calendar Year through March 31 of the following Calendar Year.

1.49 [*****]

1.50 “FTC” is defined in Section 17.8.

1.51 “FTE” means the equivalent of the work of one employee full time for a 12 month period of work related to activities under this Agreement, including experimental laboratory work, recording and writing up results, reviewing literature and references, holding scientific discussions, managing and leading scientific staff, carrying out management duties related to the Research Programs, writing up results for publications or presentation and attending or presenting appropriate education programs, seminars and symposia.

1.52 “FTE Rate” means the yearly rate for AFMD’s and its Affiliates’ FTEs as set out in Exhibit 1.52.

1.53 [*****]

1.54 “Governmental Authority” means any national, international, federal, state, provincial or local government, or political subdivision thereof, or any multinational organization or any authority, agency or commission entitled to exercise any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power, any court or tribunal (or any department, bureau or division thereof, or any governmental arbitrator or arbitral body).

1.55 “Group” means, with respect to a Person, such Person and all of its Affiliates.

1.56 “HSR Act” is defined in Section 17.8.

1.57 “Incremental VAT” is defined in Section 9.7(e).

AFMD-NewCo Research Collaboration and License Agreement

CONFIDENTIAL

1.58 “Incremental Withholding Taxes” is defined in Section 9.7(c).

1.59 “IND” means an investigational new drug application filed with the FDA pursuant to 21 CFR Part 312 before the commencement of clinical trials of a product, or any comparable filing with any relevant Regulatory Authority in any other jurisdiction.

1.60 “Indemnitee” is defined in Section 14.2.

1.61 “Indemnitor” is defined in Section 14.2.

1.62 “Indication” means the intended use of a Licensed Product for either therapeutic treatment or for the prevention of a specific disease, disorder or condition that is recognized by the applicable Regulatory Authority in a given country or jurisdiction as a disease, disorder or condition. For clarity, any indication that requires a new Marketing Approval Application shall constitute a new Indication for the milestones in Section 8.4.

1.63 “Infringement” is defined in Section 10.4.1.

1.64 “Initial Data Package” is defined in Section 15.6.1(b)(i).

1.65 [*****]

1.66 [*****]

1.67 “Inside Information” is defined in Section 17.10.

1.68 “Internal Program Target” is defined in Section 2.2.3(a)(ii).

1.69 “Joint IP Committee” or “JIPC” is defined in Section 4.3.1.

1.70 “Joint Project Team” or “JPT” is defined in Section 4.2.1.

1.71 “Joint Steering Committee” or “JSC” is defined in 4.1.1.

1.72 “Key Business Terms” is defined in Section 15.6.1(b)(ii).

1.73 “Know-How” means all information, inventions (whether or not patentable), improvements, practices, formula, trade secrets, techniques, methods, procedures, knowledge, results, test data (including pharmacological, toxicological, pharmacokinetic and pre-clinical and clinical information and test data, related reports, structure-activity relationship data and statistical analysis), analytical and quality control data, protocols, processes, models, designs, and other information regarding discovery, development, marketing, pricing, distribution, cost, sales and manufacturing. Know-How shall not include any Patents.

1.74 “Lead IP Party” is defined in Section 10.3.3.

1.75 “Licensed Intellectual Property” means any AFMD IP [*****] and Other Joint New IP.

AFMD-NewCo Research Collaboration and License Agreement

CONFIDENTIAL

1.76 “Licensed Product” means any product containing a Molecule as an active ingredient, which Molecule is:

(a) AFM32;

(b) generated solely by AFMD or jointly by the Parties during the Term;

(c) generated by NewCo during the Research Term, and as a result of activities under the Research Program, for an Exclusive Target;

(d) generated by NewCo up to IND filing in relation to such product, which generation resulted from the modification of the Molecules in (a), (b), (c) or (e); or

(e) Covered by a claim within the AFMD IP or Program IP.

Licensed Product shall not include Companion Diagnostics.

1.77 “Loss” or “Losses” is defined in Section 14.1.

1.78 “Marketing Approval” means all approvals, licenses, registrations or authorizations of any federal, state or local regulatory agency, department, bureau or other governmental entity, required for marketing and commercial sale of a Licensed Product for a particular Indication in the relevant country or jurisdiction.

1.79 “Marketing Approval Application” or “MAA” means BLA, sBLA, NDA, sNDA in the United States or any equivalent thereof in any other country or jurisdiction in the world. As used herein: “BLA” means a Biologics License Application and amendments thereto filed pursuant to the requirements of the FDA, as defined in 21 C.F.R. § 600 et seq., for FDA approval of a Licensed Product and “sBLA” means a supplemental BLA; and “NDA” means a New Drug Application and amendments thereto filed pursuant to the requirements of the FDA, as defined in 21 C.F.R. § 314 et seq., for FDA approval of a Licensed Product and “sNDA” means a supplemental NDA.

1.80 “Materials” is defined in Section 6.1.1.

1.81 [*****]

1.82 “Net Sales” means, with respect to a Licensed Product, the gross amounts invoiced for sales or other dispositions of such Licensed Product by or on behalf of NewCo, its Affiliates and sublicensees to Third Parties, less the following deductions to the extent included in the gross invoiced sales price for such Licensed Product or otherwise paid or incurred by NewCo or its Affiliates or sublicensees, as applicable, with respect to the sale or other disposition of such Licensed Product:

(a) normal and customary trade and quantity discounts, allowances, and credits actually allowed and properly taken with respect to sales of such Licensed Product;

(b) credits or allowances given or made for rejection or return of previously sold Licensed Products or for retroactive price reductions and billing errors;

AFMD-NewCo Research Collaboration and License Agreement

CONFIDENTIAL

(c) discounts, rebates, reimbursements, and chargeback payments granted to managed health care organizations or other health care institutions (including hospitals), health care administrators, patient assistance or similar programs, pharmacy benefit managers (or equivalents thereof), wholesalers and other distributors, pharmacies and other retailers, group purchasing organizations or other buying groups, health maintenance organizations, national, state/provincial, local, and other governments, their agencies and purchasers and reimbursors (including Medicaid, Medicare and similar federal and state programs and other government programs), any other providers of health insurance coverage, or to trade customers related to such Licensed Product;

(d) costs of freight, insurance, and other transportation charges related to the distribution of such Licensed Product (excluding any Taxes imposed on or with respect to net income, however denominated);

(e) import Taxes, export Taxes, excise Taxes, sales Taxes, VAT, consumption Taxes, duties or other Taxes levied on, with respect to, or measured by the billing amount with respect to sales of, such Licensed Product (for avoidance of doubt, excluding any Taxes imposed on or with respect to net income, however denominated);

(f) the portion of administrative fees paid during the relevant time period to group purchasing organizations or pharmaceutical benefit managers relating to such Licensed Product;

(g) retroactive price reductions or billing errors with respect to such sale of a Licensed Product that are allowed or granted;

(h) that portion of the annual fee on prescription drug manufacturers imposed by the Patient Protection and Affordable Care Act, Pub. L. No. 111-148 (as amended) that a selling entity allocates to sales of Licensed Products in accordance with such selling entity’s standard policies and procedures consistently applied across its products, as applicable;

(i) amounts written off by reason of uncollected debt in respect of any Licensed Products if and when actually written off or allowed, provided that such amounts shall be added back to Net Sales if and when collected;

(j) any other charges, costs, expenses or accruals that are customarily deducted in the determination of “net sales” in accordance with the applicable selling entity’s Accounting Standards; and

in each case (a) to (j), such amounts shall be determined in accordance with the applicable Accounting Standards. Even if there is overlap between any of the deductions described above, each individual item shall only be deducted once in the overall Net Sales calculation. To the extent that NewCo, its Affiliates or sublicensees receives any consideration other than monies for the sales of any products, Net Sales shall include the fair market value of such consideration and the limitation of the total aggregate amount of deductions described above shall apply mutatis mutandis.

AFMD-NewCo Research Collaboration and License Agreement

CONFIDENTIAL

In the event a Licensed Product is sold in combination (in the same package, including as a co-formulation, or under the same label) with one or more additional active ingredients that are not Licensed Products (a “Combination”), then Net Sales for that Licensed Product shall be calculated using the gross invoiced price for such Combination multiplied by the fraction A/(A+B), where “A” is the gross invoiced price for the Licensed Product sold separately and “B” is the gross invoiced price for the other active ingredient(s) sold separately. In the event that the other active ingredient(s) is not sold separately, then Net Sales for that Licensed Product shall be calculated using the gross invoiced price for the Combination multiplied by the fraction A/C, where “A” is the gross invoiced price for the Licensed Product, if sold separately, and “C” is the gross invoiced price for the Combination. In the event that no such separate sales are made, Net Sales of the Licensed Product in the Combination for royalty determination under this Agreement shall be determined by the Parties in good faith.

1.83 “Net Sales Report” is defined in Section 9.2.

1.84 “NewCo” is defined in the introduction.

1.85 “NewCo Background Patents” is defined in Section 15.6.2(e).

1.86 “NewCo Costs” is defined in Section 8.3.

1.87 “NewCo Know-How” is defined in Section 15.6.2(c).

1.88 “NewCo Materials” is defined in Section 6.1.1.

1.89 “NewCo Patents” is defined in Section 15.6.2(b).

1.90 “NewCo Regulatory Information” is defined in Section 15.6.2(d).

1.91 [*****]

1.92 [*****]

1.93 “Non-Disclosing Party” is defined in Section 12.2.4(b).

1.94 [*****]

1.95 [*****]

1.96 [*****]

1.97 [*****]

1.98 [*****]

1.99 [*****]

1.100 [*****]

AFMD-NewCo Research Collaboration and License Agreement

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1.101 “Patent(s)” means any and all patents and patent applications and any patents issuing therefrom or claiming priority to, worldwide, together with any extensions (including patent term extensions, and supplementary protection certificates) and renewals thereof, reissues, reexaminations, substitutions, confirmation patents, registration patents, invention certificates, patents of addition, renewals, divisionals, continuations, and continuations-in-part of any of the foregoing.

1.102 “Partnered Target” is defined in Section 2.2.3(a)(i).

1.103 “Party Vote” is defined in Section 4.5.2.

1.104 “Person” means any natural person, corporation, firm, business trust, joint venture, association, organization, company, partnership or other business entity, or any government or any agency or political subdivision thereof.

1.105 “Phase I Clinical Trial” means a human clinical trial, the principal purpose of which is preliminary determination of safety of a Licensed Product in healthy individuals or patients as described in 21 C.F.R. § 312.21, or similar clinical study in a country other than the United States.

1.106 “Phase II Clinical Trial” means a human clinical trial, for which the primary endpoints include a determination of dose ranges and/or a preliminary determination of efficacy of a Licensed Product in patients being studied as described in 21 C.F.R. § 312.21, or similar clinical study in a country other than the United States.

1.107 “Phase III Clinical Trial” means a human clinical trial, the principal purpose of which is to demonstrate clinically and statistically the efficacy and safety of a Licensed Product for one or more indications in order to obtain Marketing Approval of such Licensed Product for such indication(s), as further defined in 21 C.F.R. § 312.21 or a similar clinical study in a country other than the United States, provided that the term “Phase III Clinical Trial” further means any human clinical trial that is intended to, and is identified publicly and registered with a Regulatory Authority to, serve as a pivotal or registrational-directed clinical trial for the Marketing Approval of the applicable Licensed Product. For clarity, any human clinical trial that is initially not registered with a Regulatory Authority as a pivotal or registrational-directed clinical trial, but is later registered as such during the course of such trial shall be become a “Phase III Clinical Trial” at the time of such registration as a pivotal or registrational-directed clinical trial.

1.108 [*****]

1.109 [*****]

1.110 [*****]

1.111 “Project Co-Leader” is defined in Section 4.2.1.

1.112 “Proposed Target” is defined in Section 2.2.1.

1.113 “Prosecute and Maintain” or “Prosecution and Maintenance” is defined in Section 10.1.4.

AFMD-NewCo Research Collaboration and License Agreement

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1.114 “Regulatory Approval” means the technical, medical and scientific licenses, registrations, authorizations and approvals (including approvals of BLAs and IND applications, pre- and post- approvals, and labeling approvals and any supplements and amendments to any of such approvals) of any national, supra-national, regional, state or local regulatory agency, department, bureau, commission, council or other governmental entity, necessary for the development, manufacture, distribution, marketing, promotion, offer for sale, use, import, export or sale of Licensed Products in a regulatory jurisdiction. In the United States, its territories and possessions, Regulatory Approval means approval of any Marketing Approval Application or equivalent by the FDA.

1.115 “Regulatory Authority” means any applicable Governmental Authority responsible for granting Regulatory Approvals for any Licensed Product, including the FDA, the EMA, the PMDA and any corresponding national, supranational or regional regulatory authorities.

1.116 “Release” is defined in Section 12.2.

1.117 “Research Funding” is defined in Section 8.3.

1.118 “Research Plan” is defined in Section 3.2.

1.119 “Research Program” means the activities conducted by the Parties in relation to an Exclusive Target pursuant to ARTICLE 3 and the relevant Research Plan.

1.120 “Research Term” is defined in Section 3.5.

1.121 “Reserved Partner Target” is defined in Section 2.2.3(b).

1.122 [*****]

1.123 [*****]

1.124 “Roivant” is defined in Section 8.2.

1.125 “RON” is defined in Section 15.6.

1.126 “Royalty Term” is defined in Section 8.6.3.

1.127 “Rules” is defined in Section 16.2.1.

1.128 “SEC” is defined in Section 12.2.3.

1.129 “Secondary Data Package” is defined in Section 15.6.1(b)(iii).

1.130 “Shareholders Agreement” is defined in Section 8.2.

1.131 “Signing Date” is defined in the Introduction.

1.132 “Subscription Securities” is defined in Section 8.2.

AFMD-NewCo Research Collaboration and License Agreement

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1.133 “Target” means any protein, in each case as identified by one or more UniProt number, including all splice variants, mutants, natural variants, reasonably associated with such UniProt numbers.

1.134 [*****]

1.135 “Target Nomination Period” is defined in Section 2.1.3.

1.136 “Tax” means any and all (a) federal, provincial, territorial, state, municipal, local, foreign or other taxes, imposts, rates, levies, assessments and other charges in the nature of a tax (and any and all interest and penalties thereon and additions thereto imposed by any Governmental Authority), including any and all income, excise, franchise, gains, capital, real property, goods and services, transfer, value added, gross receipts, windfall profits, severance, ad valorem, personal property, production, sales, use, license, stamp, documentary stamp, mortgage recording, employment, payroll, social security, unemployment, disability, escheat, estimated or withholding taxes, and all customs and import duties, together with any and all interest, penalties and additions thereto imposed with respect to such amounts, in each case whether disputed or not, (b) liabilities for the payment of any amounts of the type described in clause (a) as a result of being or having been a transferee or successor or a member of an affiliated, consolidated, combined or unitary group; and (c) liabilities for the payment of any amounts as a result of being party to any tax sharing agreement or arrangement or as a result of any express or implied obligation to indemnify any other Person with respect to the payment of any amounts of the type described in clauses (a) or (b).

1.137 “Tax Credit” is defined in Section 9.7(c).

1.138 “Tax Payment” is defined in Section 9.7(c).

1.139 “Term” is defined in Section 15.1.

1.140 “Terminated Product” is defined in Section 15.6.

1.141 “Third Party” means any entity other than AFMD or NewCo or an Affiliate of either.

1.142 “Third Party Claims” is defined in Section 14.1.

1.143 “Third Party Infringement Claim” is defined in Section 10.5.1.

1.144 “Third Party Payments” is defined in Section 10.6.1.

1.145 “Title 11” is defined in Section 15.3.

1.146 “Transfer Agreement” is defined in Section 15.6.1(c).

1.147 “Transfer Tax” is defined in Section 9.7(d).

1.148 “Unavailable Target” is defined in Section 2.2.3(d).

1.149 “US” means the United States of America and its territories and possessions.

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1.150 “Valid Claim” means, with respect to a particular country, (i) a claim of an issued and unexpired Patent within Licensed Intellectual Property or any Product IP in such country that has not been disclaimed, revoked, held unenforceable, unpatentable or invalid by a decision of a court or other governmental agency of competent jurisdiction, unappealable or unappealed within the time allowed for appeal, and that has not been admitted to be invalid or unenforceable through re-examination, re-issue, disclaimer or otherwise, or lost in an interference proceeding or (ii) or a claim within a patent application within Licensed Intellectual Property or any Product IP in such country that has not been pending for more than seven (7) years from (i) the non-provisional filing date or (ii), in the case of jurisdictions where a request for examination is required, the date on which examination of such claim has been requested, provided such request is not unreasonably delayed, and which claim has not been revoked, cancelled, withdrawn, held invalid, or abandoned.

1.151 “VAT” means (i) within the EU such taxes as may be levied in accordance with the implementation and transposition of Council Directive 2006/112/EC into applicable national law and (ii) in a jurisdiction outside the EU, any equivalent taxes levied by reference to added value or sales.

1.152 [*****]

ARTICLE 2

NOMINATION OF EXCLUSIVE TARGETS

2.1 Exclusive Targets.

2.1.1 Scope of Agreement. Under this Agreement, NewCo shall have the right to initiate Research Programs and obtain Exclusive Licenses for up to [*****] Exclusive Targets.

2.1.2 First Exclusive Target. Upon the Signing Date, the Parties have agreed to nominate and agree on [*****] as the first Exclusive Target. [*****]

2.1.3 Additional Exclusive Targets. In addition to the first Exclusive Target described in Section 2.1.2 above, NewCo shall have the right to nominate [*****] in accordance with the nomination procedure set forth in Section 2.2, provided that [*****]. For the avoidance of doubt, the rights of NewCo to nominate Proposed Targets as a replacement Target pursuant to Sections 2.2.3(e) below shall not be affected by this Section 2.1.3.

2.2 Nomination of Exclusive Targets.

2.2.1 Nomination Notice. At any time during the Target Nomination Period, NewCo may notify AFMD in writing that NewCo wishes to nominate a particular Target (the “Proposed Target”) as an Exclusive Target. NewCo shall include with such notice the following information:

(a) the name of the Proposed Target, including one or more UniProt numbers identifying such Proposed Target.

2.2.2 Proposed Target Available as an Exclusive Target. If (i) NewCo nominates a Proposed Target as an Exclusive Target during the Target Nomination Period and (ii) AFMD does not reject such Proposed Target pursuant to Section 2.2.3, such Proposed Target shall thereafter be designated as an “Exclusive Target” hereunder, and [*****]

AFMD-NewCo Research Collaboration and License Agreement

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2.2.3 Proposed Target Not Available as an Exclusive Target.

(a) [*****]

(i) [*****]

(ii) [*****]

(b) [*****]

(c) [*****]

(d) [*****]

(e) [*****]

(f) [*****]

(i) [*****]

(ii) [*****]

(g) [*****]

2.3 [*****]

2.4 Exclusivity. [*****]

ARTICLE 3

RESEARCH PROGRAM

3.1 Research Programs. For each Exclusive Target (and subject to [*****]), the Parties shall conduct a research program for such Exclusive Target in accordance with the terms and conditions of this ARTICLE 3 (each a “Research Program”). Each Party shall comply with all laws, rules and regulations applicable to the conduct and documentation of its Research Program activities. Each Party shall, in performing its obligations under any Research Program, assign responsibilities to those portions of its organization that have the appropriate resources, expertise and responsibility for such obligations.

3.2 Research Plans. Within sixty (60) days after the designation of a Proposed Target as an Exclusive Target (but in case of the first Exclusive Target, within thirty (30) days from Signing Date) and acceptance of such Proposed Target by AFMD in accordance with the procedure set forth in Section 2.2 (or such longer time as mutually agreed) [*****], the JSC shall draft and agree upon a research plan for the Research Program to such Exclusive Target (each a “Research Plan”). Each Research Plan shall include (i) the activities to be performed by either Party under the

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Research Plan [*****] (iii) estimated timelines for the performance of the activities under the Research Plan. A draft Research Plan for the first Exclusive Target is attached to this Agreement as Exhibit 3.2 and the final version of such Research Plan shall be agreed by the Parties promptly following the Signing Date.

3.3 Scope of Research Programs. [*****]

3.4 Subcontractors. Either Party may subcontract portions of its work under any Research Program to its Affiliates, provided, such subcontract is consistent with the terms and conditions of this Agreement. AFMD may not subcontract any portions of its work under any Research Program to Third Parties without the NewCo’s prior written consent, such consent not to be unreasonably withheld. The subcontracting Party shall remain responsible (at its cost) for and shall ensure that each subcontractor complies with the terms and conditions of this Agreement. As of the Signing Date, NewCo has consented to AFMD’s use of the Third Parties listed in Exhibit 3.4 as subcontractors for the activities specified in such Exhibit.

3.5 Research Term. The Research Program for a particular Exclusive Target shall commence on the designation of a Proposed Target as an Exclusive Target and acceptance of such Proposed Target by AFMD in accordance with the procedure set forth in Sections 2.1.3 and 2.2, and shall continue until completion of the activities agreed in the Research Plan, unless this Agreement is earlier terminated in accordance with ARTICLE 15 or such Research Program by NewCo in the event of a Performance Concern (the “Research Term”). The Parties agree that the Research Term will be at least two (2) years from the Effective Date, unless this Agreement has been terminated earlier in accordance with ARTICLE 15.

3.6 [*****]

3.7 Reports; Records; and Inspections.

3.7.1 Progress Reports. Each Party shall use Diligent Efforts to keep the other Party informed of its activities under the Research Program, and shall provide to the other Party’s representatives on the JSC, regular summary updates at each meeting. If reasonably necessary for a Party to perform its work under the Research Program, that Party may request that the other Party provide more detailed information and data regarding the updates it earlier provided, and the other Party shall promptly provide the requesting Party with information and data as is reasonably available and reasonably necessary to conduct the Research Program, and such other information as the Parties agree. Neither Party is required to generate additional data or prepare additional reports to comply with the foregoing obligation. Subject to Section 11.2, all such reports, information and data provided by a Party shall be considered the providing Party’s Confidential Information.

3.7.2 Research Records. Each Party shall maintain records of the Research Program (or cause such records to be maintained) in sufficient detail and in good scientific manner as will properly reflect all work done and results achieved by or on behalf of such Party in the performance of the Research Program. All laboratory notebooks shall be maintained for no less than the term of any Patent issuing therefrom. All other records shall be maintained by each Party (i) for AFM32 for three (3) years after the Signing Date and (ii) for all other Exclusive Targets during the Research Term and for three (3) years thereafter. All such records of a Party shall be considered such Party’s Confidential Information.

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3.8 Research Efforts. AFMD shall perform its tasks under the Research Program within the timelines specified therein. With respect to any of AFMD’s employees who are identified in the Research Plan as being exclusively involved in the applicable Research Program, AFMD shall not have such employees engage or work on any matters that are not related to such Research Program.

3.9 No Obligation to Use or Disclose Future Technologies. Except for [*****], nothing in this Agreement shall obligate AFMD to use or disclose to NewCo any intellectual property of a Third Party that AFMD did not Control at the Signing Date of this Agreement.

ARTICLE 4

GOVERNANCE

4.1 Joint Steering Committee.

4.1.1 Formation and Composition. Within thirty (30) days after the Signing Date, AFMD and NewCo shall establish a joint steering committee (the “JSC”) to monitor and coordinate the activities under the Research Programs. The JSC shall be composed of at least two (2) representatives designated by each Party. Representatives must be appropriate for the tasks then being undertaken and the stage of research or pre-clinical development, in terms of their seniority, availability, function in their respective organizations, training and experience. Each Party shall designate one of its representatives as its primary JSC contact. Each Party may replace its representatives from time to time upon written notice to the other Party; provided, however, if a Party’s representative is unable to attend a meeting, such Party may designate an alternate to attend such meeting and perform the functions of such representative.

4.1.2 JSC Responsibilities. In addition to its overall responsibility for monitoring the Research Programs, the JSC shall, in particular:

(a) approve the Research Plan, including related budgets and timelines;

(b) work with the Project Co-Leaders to coordinate the activities of the Parties hereunder;

(c) review progress reports submitted by each JPT with respect to its respective Research Program activities;

(d) propose amendments, and review and approve amendments proposed by the JPT to the Research Plan for its respective Research Program to the extent such amendments result in substantive changes to the timeline or budget of a Research Program;

(e) [*****]

(f) review proposals for nomination of any Target as an additional Exclusive Target;

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(g) [*****]

(h) work to resolve any scientific or technical disputes, controversy or claim related to the matters and authority of the JSC.

4.1.3 Working Groups. From time to time, the JSC may also establish and delegate duties to directed teams on an “as-needed” basis to oversee particular projects or activities, and such teams shall be constituted and shall operate as the JSC determines. Each such team and its activities shall be subject to the oversight, review and approval of, and shall report to, the JSC. In no event shall the authority of a team exceed that specified for the JSC in this ARTICLE 4.

4.2 Joint Project Team.

4.2.1 Formation and Composition. On a Research Program-by-Research Program basis, within thirty (30) days after the commencement of such Research Program, AFMD and NewCo shall establish a joint project team (the “JPT”) to manage the activities under, and facilitate communications between the Parties, with respect to such Research Program. Each JPT shall be composed of representatives designated by each Party (which may also be JPT members for other Research Programs). Representatives must be appropriate for the tasks then being undertaken and the stage of research or pre-clinical development, in terms of their seniority, availability, function in their respective organizations, training and experience. Each Party shall designate one of its representatives as its primary JPT contact (each, a “Project Co-Leader”). Each Party may replace its representatives from time to time upon written notice to the other Party; provided, however, if a Party’s representative is unable to attend a meeting, such Party may designate a knowledgeable alternate to attend such meeting and perform the functions of such representative.

4.2.2 JPT Responsibilities. In addition to its overall responsibility for managing its respective Research Program, each JPT shall, in particular:

(a) prepare the Research Plan any amendments to its respective Research Plan in accordance with Section 4.2, and submit Research Plans to the JSC for approval;

(b) implement its respective Research Plan, ensuring that activities thereunder are performed in accordance with the approved timelines and budgets;

(c) ensure that each Party keeps the JPT informed regarding all material activities performed by such Party under this Agreement that are within the purview of the JPT;

(d) generate and maintain a list of all Molecules identified under its respective Research Program;

(e) exchange and review data relating to any research or pre-clinical activities of the Parties in relation to any Research Program, Molecule or Licensed Product prior to the ED Go Decision for such Molecule or Licensed Product; and

(f) perform such other functions as agreed to by the JSC or as specified in this Agreement.

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4.3 Joint IP Committee.

4.3.1 Formation and Composition. Within thirty (30) days after the Signing Date, AFMD and NewCo shall establish a joint IP committee (the “JIPC”) to monitor and coordinate the activities in relation to the Prosecution and Maintenance and enforcement of Patents under this Agreement. The JIPC shall be composed of at least one (1) but no more than two (2) representatives designated by each Party. Representatives must suitably qualified in intellectual property portfolio management matters and be appropriate in terms of their seniority, availability, function in their respective organizations, training and experience. Each Party shall designate one of its representatives as its primary JIPC contact. Each Party may replace its representatives from time to time upon written notice to the other Party; provided, however, if a Party’s representative is unable to attend a meeting, such Party may designate an alternate to attend such meeting and perform the functions of such representative.

4.3.2 JIPC Responsibilities. In addition to its overall responsibility for overseeing and monitoring the Prosecution and Maintenance and enforcement of Patents under this Agreement, [*****]

4.4 Meetings.

4.4.1 JSC. The JSC shall meet at least quarterly, or at such other frequency as agreed by the JSC by audio or video teleconference or as otherwise agreed by the JSC.

4.4.2 JPT. The JPT shall meet at least monthly by audio or video teleconference or as otherwise agreed by the JPT.

4.4.3 JIPC. The JIPC shall meet upon request of either Party and at least quarterly, or at such other frequency as agreed by the JIPC, by audio or video teleconference or as otherwise agreed by the JIPC.

4.4.4 Meeting Agendas and Minutes. Not later than thirty (30) days after the JSC, JIPC and each JPT are formed, the respective committees shall each hold an organizational meeting by audio or video teleconference to establish their respective operating procedures, including establishment of agendas, and preparation and approvals of minutes. NewCo shall be responsible for keeping the meeting minutes. Meeting minutes shall be sent to both Parties promptly after a meeting for review, comment and approval by each Party. A decision that is made at the JSC, JIPC or a JPT meeting shall be recorded in minutes, and decisions that are made by the JSC, JIPC or a JPT outside of a meeting should be documented in writing.

4.4.5 General. Employees of each Party other than its JSC, JIPC or JPT representatives may attend meetings of the JSC, JIPC or JPT as non-voting participants, and, with the consent of the other Party, a Party’s consultants and advisors involved in a Research Program may attend meetings of the JSC, the JIPC or the respective JPT as nonvoting observers; provided, that such Third Party consultants and advisors are under obligations of confidentiality and non-use applicable to the Confidential Information of the other Party as required by Section 11.3. Each Party shall be responsible for all of its own expenses of participating in the JSC, the JIPC or JPT.

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4.5 Decision-Making.

4.5.1 JPT. Each Party will discuss in person or through teleconference and attempt to resolve any potential or evolving disagreement related to a Research Program through its respective Project Co-Leaders before it is brought before the JPT, provided that the Project Co-Leaders may not decide on any changes to the Research Plan that result in substantive changes to the deliverable, timeline or budget of a Research Program. The JPT shall operate as to matters within its responsibility by unanimous Party Vote to be conducted in person or though teleconference, with each Party having one vote. If a JPT is unable to achieve unanimous Party Vote within fifteen (15) days after the dispute matter is brought to a vote before the JPT, such matter shall be referred to the JSC for resolution.

4.5.2 JSC. Each Party will discuss in person or through teleconference and attempt to resolve any potential or evolving disagreement related to the Research Programs through the JPT before it is brought before the JSC. Each Party’s designees on the JSC shall, collectively, have one vote (the “Party Vote”) on all matters brought before the JSC. Except as expressly provided in this Section 4.5.2, the JSC shall operate as to matters within its responsibility by unanimous Party Vote, to be conducted in person or through teleconference. If the JSC is unable to achieve unanimous Party Vote, the dispute shall be escalated to (i) the Head of Business Development for AFMD and (ii) Roger Sidhu for NewCo or such other representative of NewCo of similar seniority and authority as NewCo may designate from time to time. If the dispute cannot be resolved within fifteen (15) business days by AFMD’s Head of Business Development and Roger Sidhu of NewCo (or such other person with similar seniority and authority designated by NewCo), NewCo shall have the final decision-making authority; provided, that (i) neither the JSC nor either Party shall have the authority to amend or modify, or waive its own compliance with, this Agreement; (ii) NewCo shall not have the right to increase or decrease the level of AFMD’ FTEs that AFMD has assigned to the performance of any Research Program by [*****]without the mutual consent of both Parties, (iii) with decisions that solely relate to the use of the ROCK Platform as generally applied and not specifically applied to [*****]developed under the relevant Research Program and directed to any Exclusive Target.

4.5.3 JIPC. Each Party’s designees on the JIPC shall, collectively, have a Party Vote on all matters brought before the JIPC. The JIPC shall operate as to matters within its responsibility by unanimous Party Vote. If the JIPC is unable to achieve unanimous Party Vote, the dispute shall be escalated to the CEO of AFMD and Roger Sidhu for NewCo (or other designee of NewCo with similar seniority and authority), to be discussed in person or through teleconference. If such executive officers are not able to resolve the matter within sixty (60) days, either Party shall have the right to submit the matter to the arbitration procedure pursuant to Section 16.2 for final resolution.

4.6 Limits on Authority/Dissolution of the JPT, JIPC and JSC. Upon the earlier of expiration or termination of a Research Program with respect to a particular Exclusive Target, the JPT and the JSC will have no further responsibilities or authority under this Agreement with respect to such Exclusive Target. Upon the earlier of expiration or termination of the last Research Program with respect to the last Exclusive Target, the JSC, the JIPC and the respective JPT will have no further responsibilities or authority under this Agreement and the JSC, the JIPC and such JPT will be deemed dissolved by the Parties.

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4.7 Alliance Managers. Promptly following the Signing Date, each Party shall designate an individual to act as the primary business contact for such Party for matters related to this Agreement (such Party’s “Alliance Manager”), unless another contact is expressly specified in the Agreement or designated by the JSC for a particular purpose. The Alliance Managers shall facilitate the flow of information and collaboration between the Parties and assist in the resolution of potential and pending issues and potential disputes in a timely manner to enable the JPT and the JSC (during the Research Programs) and the Parties (during the term of the Agreement) to reach consensus and avert escalation of such issues or potential disputes. Either Party may replace its Alliance Manager at any time upon prior written notice (including by email) to the other Party’s Alliance Manager.

ARTICLE 5

LICENSES AND RIGHTS

5.1 Exclusive License Grant. AFMD hereby grants to NewCo a worldwide, exclusive (even as to AFMD and its Affiliates), royalty-bearing, right and license, with the right to grant sublicenses, under the Licensed Intellectual Property to make, use, import, sell, offer for sale, and otherwise exploit Molecules, Licensed Products and Companion Diagnostics for such Licensed Products with respect to [*****] as the first Exclusive Target for any and all uses. Upon designation of a Proposed Target as an additional Exclusive Target in accordance with Section 2.1.3 and Section 2.2 [*****], NewCo shall have, and AFMD hereby grants to NewCo, a worldwide, exclusive (even as to AFMD and its Affiliates), royalty-bearing, right and license, with the right to grant sublicenses, under the Licensed Intellectual Property to make, use, import, sell, offer for sale, and otherwise exploit Molecules, Licensed Products and Companion Diagnostics for such Licensed Products with respect to such additional Exclusive Target for any and all uses (each license under the Licensed Intellectual Property with respect to any Exclusive Target, an “Exclusive License”).

5.1.1 Sublicenses. NewCo shall have the right to sublicense the rights granted under this Section 5.1 to its Affiliates or Third Parties; provided that such sublicense is consistent with the terms and conditions of this Agreement, and provided further that NewCo shall remain responsible for such Affiliate’s or Third Party’s compliance with all obligations under this Agreement applicable to such Affiliate or Third Party. For clarity, no grant of any sublicense to a Third Party or an Affiliate shall relieve NewCo of its obligations hereunder.

5.1.2 Subcontracting. NewCo and its Affiliates shall have the unrestricted right to enter into subcontracts with the Third Parties and NewCo’s Affiliates with respect to the activities authorized under this Section 5.1; provided, such subcontract is consistent with the terms and conditions of this Agreement.

5.1.3 Modifications to Molecules. [*****]

5.2 NewCo License. NewCo hereby grants to AFMD a non-exclusive, worldwide, non-transferrable, non-sublicenseable, royalty-free (sub-)license under the intellectual property Controlled by NewCo to use internally such intellectual property solely to fulfill AFMD’s research obligations under this Agreement. [*****]

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5.3 No Additional Licenses. Except as expressly provided in this Agreement, nothing in this Agreement shall grant either Party any right, title or interest in and to the Know-How, Patents or other intellectual property rights of the other Party (either expressly or by implication or estoppel).

ARTICLE 6

MATERIALS AND TECHNOLOGY TRANSFER

6.1 Materials.

6.1.1 Generally. AFMD shall provide NewCo with the tangible materials and other deliverables specified under the Research Plan for each Research Program to be provided by AFMD (collectively, the “AFMD Materials”). NewCo shall use Diligent Efforts to provide AFMD with the tangible materials and other deliverables specified under the Research Plan for each Research Program to be provided by NewCo (the “NewCo Materials” and, together with the AFMD Materials, the “Materials”). The JSC shall determine the specific format and timeline for the transfer of such Materials and, in the case of delays by AFMD in providing AFMD Materials that are attributable to delays or other performance failures by NewCo, may determine that reasonable extensions of the relevant timelines are appropriate.

6.1.2 Rights of Use. With respect to the Materials provided by one Party to another Party pursuant to this Section 6.1, each Party shall have the right to use such Materials for the activities under the Research Program and to exercise the rights granted to such Party pursuant to ARTICLE 5. Subject to the foregoing, all such Materials (i) shall be used by a Party only in accordance with the terms and conditions of this Agreement; (ii) shall not be used or delivered by a Party to or for the benefit of any Third Party except as expressly provided for herein; and (iii) shall be used by a Party in compliance with all applicable laws, rules and regulations.

6.2 Technology Transfer. [*****]

ARTICLE 7

COMMERCIALIZATION/DILIGENCE/CO-PROMOTION

7.1 Development and Commercialization of Licensed Products. Except with respect to the activities being conducted by the Parties under the Research Programs and subject to AFMD’s co-promotion option pursuant to Section 7.3 below, as between NewCo and AFMD, NewCo shall have sole responsibility for, bear all costs for, researching, developing and commercializing Licensed Products, including all regulatory matters in relation thereto. NewCo shall own all related regulatory filings or approvals, including IND filings and Marketing Approvals with respect to the Licensed Products. On an Exclusive Target-by-Exclusive Target basis, NewCo agrees to use Diligent Efforts to research, develop and commercialize in one of the US, EU or Japan at least one Licensed Product that binds to each Exclusive Target.

7.2 Progress Reports. Following the expiration (or earlier termination) of the last Research Term, NewCo shall provide to AFMD during the Term with semi-annual written reports summarizing in reasonable detail NewCo’s progress in the development and commercialization of the Licensed Products. Additionally, NewCo shall provide to AFMD prompt notice of any material events in the development of the Licensed Products (e.g. material safety events occurring in tox studies or clinical trials, possible abandonment of programs). Upon request of AFMD, NewCo will offer a follow-up call on any progress reports to explain further details relating to the information disclosed in such progress report.

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7.3 Co-Promotion Option. For the first Licensed Product directed against the Exclusive Target [*****], AFMD shall have the option, exercisable within ninety (90) days following NewCo’s submission of the first MAA for such Licensed Product to a Regulatory Authority in the Co-Promotion Territory (such submission to be notified by NewCo to AFMD in writing no less than five (5) days following such submission) to co-promote such Licensed Product in the Co-Promotion Territory. [*****]

ARTICLE 8

FINANCIAL TERMS

8.1 Initial License Fees. [*****]

Such payment shall be made within seven (7) business days of the Signing Date and shall be non-refundable.

8.2 Newly Issued Shares. Pursuant to a Subscription Agreement dated as of the Signing Date by and between AFMD and Roivant Sciences Ltd., a Bermuda exempted limited company (“Roivant”), [*****], NewCo shall issue to AFMD and AFMD shall subscribe for [*****] common shares, par value [*****] per share, of Roivant (the “Subscription Securities”).

8.3 Research Funding. NewCo shall pay to AFMD a one-time (refundable only as specified in Section 15.5.5) amount of [*****] as funding for the AFMD Research Costs (the “Research Funding”) within [*****] of the Signing Date. [*****]

8.3.1 AFMD agrees to keep, and shall require that its Affiliates and subcontractors keep, for [*****], records of AFMD Research Costs. Upon written request by NewCo (but not more than once per Calendar Year), AFMD shall make all records in relation to the use of the Research Funding [*****] reasonably necessary to verify the accuracy of its reconciliation reports available for inspection by an independent auditor of an internationally recognized auditing firm designated by NewCo and reasonably acceptable to AFMD. NewCo shall pay all audit expenses; provided however, that in the event the audit reveals an overpayment by NewCo of [*****] during the relevant period, AFMD shall pay all audit expenses. NewCo shall treat all financial information subject to review under this Section 8.3 as confidential, and shall cause its accounting firm to retain all such financial information in confidence under ARTICLE 11 below.

8.4 [*****]

8.5 Development, Regulatory and Commercial Milestone Payments.

8.5.1 [*****]

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8.5.2 Other Licensed Products. [*****]

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8.5.3 Certain Terms for Sections 8.5.1 and 8.5.2. [*****]

(a) [*****]

(b) [*****]

(c) [*****]

(d) [*****].

(e) [*****]

8.5.4 Notice of Achievement; Timing of Payment. [*****]

8.6 Royalty Payments.

8.6.1 Royalties for Licensed Products Directed to the First Exclusive Target. NewCo shall pay AFMD on a Licensed Product-by-Licensed Product and country-by-country basis, [*****]

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8.6.2 Royalties for other Licensed Products. [*****]

8.6.3 Royalty Term. The royalty obligations set forth in Sections 8.6.1 and 8.6.2 above will commence on a Licensed Product-by-Licensed Product and country-by-country basis upon the First Commercial Sale of such Licensed Product in such country, and expire on a Licensed Product-by-Licensed Product and country-by-country basis upon the later of (a) the expiration of the last to expire Patent containing a Valid Claim which Covers the composition of matter or use of such Licensed Product in such country, (b) the tenth (10th) anniversary of the date of First Commercial Sale of such Licensed Product in such country, and (c) the expiration of regulatory data exclusivity for such Licensed Product in such country (“Royalty Term”).

8.6.4 Royalty Reductions. The royalty amounts payable in accordance with Sections 8.6.1 or 8.6.2, as applicable, shall be reduced on a Licensed Product-by-Licensed Product and country-by-country basis as follows:

(a) [*****], during any portion of the Royalty Term in which there is not at least one (1) Valid Claim that Covers the composition of matter or use of such Licensed Product in such country; provided, however, that:

(i) if, following such portion of the Royalty Term, a Valid Claim Covering the composition of matter or use of such Licensed Product in such country is issued, commencing on the date such Valid Claim issues, the royalties payable on the sale of such Licensed Product that is so Covered by such Valid Claims shall thereafter be payable pursuant to Section 8.6.1 or 8.6.2 during the remainder of the Royalty Term, as applicable; and

(ii) if (i) at the time of First Commercial Sale of a Licensed Product in a country, there was not at least one (1) Valid Claim that Covers the composition of matter or use of such Licensed Product in such country and (ii) subsequent to such First Commercial Sale of such Licensed Product in such country a Valid Claim Covering the composition of matter or use of such Licensed Product in such country is issued, then NewCo shall retroactively pay to AFMD all amounts that were reduced hereunder for the sale of such Licensed Product in such country, which payment shall occur within thirty (30) days following AFMD’s notification to NewCo of the issuance of such Valid Claim;

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(b) on a country-by-country basis [*****], as applicable, at the end of the first to occur calendar quarter during which the aggregate amount of all units of one or more Biosimilar(s) of such Licensed Product have gained a market share of at least [*****], determined by dividing the aggregate amount all units of such Biosimilar(s) of such Licensed Product sold in such country by the sum of: (a) the aggregate amount of all units of such Licensed Product sold in such country, and (b) the aggregate amount of all units of such Biosimilar(s) sold in such country. For the purposes of this Section 8.6.3, “Biosimilar” means any drug or biological product that is subject to review under an abbreviated approval pathway as a biosimilar, follow-on biologic or generic biological product, as those terms are commonly understood under the FD&C Act or the PHS Act and related rules and regulations, or the corresponding or similar laws, rules and regulations of any other jurisdiction which is sold by a Third Party that is not a sublicensee of NewCo (or any of its Affiliates) and that has not otherwise been authorized, directly or indirectly, by NewCo (or any of its Affiliates) to market and sell such product; and

(c) [*****]

8.6.5 Rights Following Expiration of Royalty Term. [*****]

ARTICLE 9

FINANCIAL TERMS; REPORTS; AUDITS

9.1 Timing of Royalty Payment. All royalty payments shall be made by NewCo to AFMD within [*****] after receipt of an invoice therefor from AFMD. AFMD shall invoice NewCo for all royalty payments owing to AFMD pursuant to the Net Sales Report provided by NewCo to AFMD following the end of each calendar quarter pursuant to Section 9.2.

9.2 Royalty Report. For each calendar quarter for which NewCo has an obligation to make royalty payments, NewCo shall provide to AFMD a report that specifies for such calendar quarter the following information within [*****] following the end of such calendar quarter ([*****]such calendar quarter is the last calendar quarter of a Fiscal Year) (“Net Sales Report”):

(i)	total Net Sales of all Licensed Products sold;

(ii)	Net Sales on a Licensed Product-by-Licensed Product and country-by-country basis; and

(iii)	the total royalties due to AFMD.

If NewCo is reporting Net Sales for more than one Licensed Product, the foregoing information shall be reported on a Licensed Product-by-Licensed Product basis.

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9.3 Invoicing. AFMD shall send invoices under this Agreement to NewCo at:

[*****]

9.4 Mode of Payment. All payments hereunder shall be made in immediately available funds to the account listed below (or such other account as AFMD shall designate before such payment is due):

Bank: [*****]

Bank Address: [*****]

Account #: [*****]

IBAN: [*****]

9.5 Currency of Payments. All payments under this Agreement shall be made in US dollars, except as provided in Section 9.6. The portion of Net Sales outside of the US shall be first determined in the currency in which they are earned and shall then be converted into an amount in US dollars as follows: (i) with respect to sales by or on behalf of NewCo or its Affiliates, using NewCo’s customary and usual conversion procedures, to the extent consistent with the then-current Accounting Standard and consistently applied, and (ii) with respect to sales of a Licensed Product by or on behalf of a given sublicensee, using the conversion procedures applicable to payments by such sublicensee to NewCo for such sales, provided that such procedures are reasonable and consistent with industry standards.

9.6 Blocked Currency. If, at any time, legal restrictions prevent NewCo (or a sublicensee) from remitting part or all of royalty payments when due with respect to any country where Licensed Products are sold, NewCo shall continue to provide Net Sales Reports for such royalty payments, and such royalty payments shall continue to accrue in such country, but NewCo shall not be obligated to make such royalty payments until such time as payment may be made through reasonable, lawful means or methods that may be available, as NewCo shall determine.

9.7 Taxes.

(a) Notwithstanding anything else in this Section 9.7 (Taxes), each Party shall solely bear and pay all Taxes imposed on such Party’s net income or gain (in each case, however denominated) arising directly or indirectly from the activities of the Parties under this Agreement. Each Party shall comply with applicable laws and regulations regarding filing and reporting for income Tax purposes.

(b) This Agreement does not create, and neither Party shall treat their relationship under this Agreement as, a partnership (or another pass-through entity), joint venture, employment, franchise, agency or fiduciary or similar relationship between the Parties for Tax purposes.

(c) A paying Party (and its representatives) shall be entitled to deduct or withhold from payments made to the receiving Party under this Agreement the amount of any withholding Taxes required to be deducted or withheld under applicable law, to the extent paid to the appropriate governmental authority. To the extent that amounts are so deducted or withheld and paid to the appropriate governmental authority, such amounts shall be treated for all purposes

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of this Agreement as having been paid to the persons with respect to whom such amounts were deducted or withheld. The paying Party shall deliver to the receiving Party proof of payment of all such withholding Taxes within thirty (30) days following such payment. Each Party shall comply with (or provide the other Party with) any certification, identification or other reporting requirements that may be reasonably necessary in order for the paying Party (or its representatives) to not withhold Tax or to withhold Tax at a reduced rate under an applicable bilateral income Tax treaty. Each Party shall provide reasonable assistance to each other to avoid or reduce Tax withholdings in respect of any payments made by the paying Party (or its representatives) to the receiving Party under this Agreement, to the extent permitted by any applicable law, regulation or double Tax treaty. Each Party shall provide the other with commercially reasonable assistance to enable the recovery, as permitted by applicable Law, of withholding Taxes or similar obligations resulting from payments made under this Agreement, such recovery to be for the benefit of the Party bearing the cost of such withholding Taxes under this Section 9.7.

Notwithstanding the foregoing, if as a result of any assignment or sublicense by the paying Party, any change in the paying Party’s tax residency, any change in the entity that originates the payment, or any failure on the part of the paying Party to comply with applicable Law (other than any failure resulting from reliance on any certification or other information provided by the receiving Party with respect to the amount of withholding Tax required to be withheld or deducted) with respect to withholding Taxes (including filing or record retention requirements), withholding Taxes are imposed that would not otherwise have been imposed (“Incremental Withholding Taxes”), then the paying Party shall be solely responsible for the amount of such Incremental Withholding Taxes and shall increase the amounts payable to the receiving Party so that the receiving Party receives a sum equal to the sum which it would have received had there been no such imposition of Incremental Withholding Taxes. If a Party makes a payment in accordance with the sentence above (“Tax Payment”) and

(i)	a credit against, relief or remission for, or repayment of any Tax (“Tax Credit”) is attributable to that Tax Payment and

(ii)	the receiving Party determines in good faith that it has obtained and utilized that Tax Credit on an affiliated group basis,

the receiving Party shall pay to the paying Party an amount equal to such Tax Credit, net of all out-of-pocket expenses (including Taxes) of such receiving Party and without interest (other than interest paid by the relevant taxing authority with respect to such Tax Credit). Notwithstanding anything else in this Section 9.7(c), in no event will the receiving Party be required to pay any amount to the paying Party pursuant to this Section 9.7(c) the payment of which would place the receiving Party in a less favourable net after-Tax position than the receiving Party would have been in if the Tax giving rise to such Tax Credit had not been deducted, withheld or otherwise imposed and the applicable Tax Payment had never been paid. This paragraph shall not be construed to require the receiving Party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the paying Party or any other Person. The receiving Party shall use its commercially reasonable efforts to obtain and utilize that Tax Credit on an affiliated group basis.

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(d) Subject to Section 9.7(a), NewCo, on the one hand, and AFMD, on the other hand, shall each bear and pay fifty percent (50%) of any transfer, stamp or similar Taxes or obligations (“Transfer Tax”) imposed on amounts payable by the paying Party to the receiving Party in connection with this Agreement. Each Party shall cooperate with the other to file any Tax returns (as required to be filed under applicable law) with respect to such Transfer Taxes.

(e) All payments made under this Agreement shall be exclusive of VAT, if any, which shall be listed separately on each invoice. If and to the extent any VAT will become payable due to any supplies or services rendered under this Agreement and if and to the extent such VAT is to be paid by the Party providing the supply or service to the competent tax authorities, the Party receiving the supply or service shall pay an amount equal to such VAT to the providing Party upon receipt of a valid invoice meeting the legal requirements for such invoice under applicable law. Each Party shall provide reasonable assistance to each other to avoid or reduce VAT in respect of any supplies or services rendered under this Agreement, to the extent permitted by any applicable Law. Each Party shall provide the other with commercially reasonable assistance to enable the recovery, as permitted by applicable Law, of VAT resulting from any supplies or services rendered under this Agreement, such recovery to be for the benefit of the Party bearing the cost of such VAT under this Section 9.7(e). Notwithstanding the foregoing, if as a result of any assignment or sublicense by the Party providing the supply or service, any change in such providing Party’s tax residency, any change in the entity that provides the supply or service, or any failure on the part of such providing Party to comply with applicable Law (other than any failure resulting from reliance on any certification or other information provided by the Party receiving the supply or service with respect to the amount of applicable VAT) with respect to VAT (including filing or record retention requirements), VAT is imposed that would not otherwise have been imposed (“Incremental VAT”), then, if and to the extent such Incremental VAT cannot be offset or recovered by means of an input VAT deduction by the Party receiving the supply or service, the Party providing the supply or service shall be solely responsible for the amount of such Incremental VAT and shall indemnify the Party receiving the supply or service so that such receiving Party is left in the same after-Tax position it would have been in had there been no such imposition of Incremental VAT.

9.8 Records; Inspection.

9.8.1 Records. NewCo agrees to keep, and shall require that its Affiliates and sublicensees keep, for three (3) years from the year of creation, records of all sales of Licensed Products for each reporting period in which royalty payments are due, showing sales of Licensed Products for NewCo, its Affiliates and sublicensees and applicable deductions in sufficient detail to enable the report provided under Section 9.2 to be verified.

9.8.2 Audits. AFMD shall have the right to request that such report be verified by an independent, certified and internationally recognized public accounting firm selected by AFMD and reasonably acceptable to NewCo (the “CPA Firm”); provided, however, that none of the fees payable to such CPA Firm for services provided pursuant to this Section 9.8.2 shall be calculated as, or otherwise be based on, a percentage of any underpayment by NewCo revealed as a result of the procedures set forth in this Section 9.8.2. Such right to request a verified report shall (i) be limited to the three-year period during which NewCo is required to maintain the same, (ii) not be

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exercised more than once in any Calendar Year, (ii) be exercised only once with respect to each Calendar Year’s records, and (iv) be exercised only for a full Calendar Year(s), not portions thereof. Subject to Section 9.8.3, NewCo shall, upon timely request and at least sixty (60) working days advance notice from AFMD and at a mutually agreeable time during its regular business hours, make its records available for inspection by such CPA Firm at such place or places where such records are customarily kept, solely to verify the accuracy of the reports provided under Section 9.2 and related payments due under this Agreement. The CPA Firm shall only state factual findings in the audit reports. The CPA Firm shall share all draft audit reports with NewCo before the draft audit report is shared with AFMD and before the final document is issued. The final audit report shall be shared with NewCo at the same time that it is shared with AFMD. NewCo shall ensure that it has the same rights as those set out for AFMD in this Section 9.8.2 in respect of any sublicensee under this Agreement and shall exercise such rights upon AFMD’s reasonable request.

9.8.3 Confidentiality. Prior to any audit under Section 9.8.2, the CPA Firm shall enter into a written confidentiality agreement with NewCo that (i) limits the CPA Firm’s use of the NewCo’s records to the verification purpose described in Section 9.8.2; (ii) limits the information that the CPA Firm may disclose to the AFMD to the numerical summary of payments due and paid; and (iii) prohibits the disclosure of any information contained in such records to any Third Party for any purpose. The Parties agree that all information subject to review under Section 9.8.2 and/or provided by the CPA Firm to AFMD is NewCo’s Confidential Information, and AFMD shall not use any such information for any purpose that is not germane to Section 9.8.2.

9.8.4 Underpayment; Overpayment; Dispute. After reviewing the CPA Firm’s audit report, NewCo shall promptly pay any uncontested, understated amounts due to AFMD. Any overpayment made by NewCo shall be promptly refunded or fully creditable against amounts payable in subsequent payment periods, at NewCo’s election. Any audit under Section 9.8.2 shall be at AFMD’ expense; provided, however, NewCo shall reimburse reasonable audit fees for a given audit if the results of such audit reveal that NewCo underpaid AFMD, as applicable, with respect to the royalty payments, by [*****]or more for the audited Calendar Year(s), provided that such amount exceeds [*****]. Notwithstanding the foregoing, If NewCo disputes the results of any audit conducted by the CPA Firm pursuant to Section 9.8.2, the Parties shall work in good faith to resolve the disagreement. If the Parties are unable to reach a mutually acceptable resolution of any such dispute within thirty (30) days, the dispute shall be submitted for resolution to a certified public accounting firm jointly selected by each Party’s certified public accountants or to such other person as the Parties shall mutually agree (the “Auditor”). The decision of the Auditor shall be final and the costs of such procedure as well as the initial audit shall be borne between the Parties in such manner as the Auditor shall determine. If the Auditor determines that there has been an underpayment by NewCo, NewCo shall pay to AFMD the underpayment within thirty (30) days after the Auditor’s decision. If the Auditor determines that there has been an overpayment by NewCo, then NewCo may offset such overpayment against any future payments due to AFMD (it being understood that if NewCo does not owe any future payments to AFMD, AFMD shall pay to NewCo the overpayment within thirty (30) days after the Auditor’s decision).

9.8.5 Duration. If AFMD does not request an audit of a Net Sales Report within the period during which corresponding records must be maintained by NewCo under Section 9.8.1, then AFMD shall be conclusively deemed to have accepted such Net Sales Report and the corresponding royalty payments as final and accurate.

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ARTICLE 10

INTELLECTUAL PROPERTY; OWNERSHIP

10.1 Definitions. As used throughout this Agreement:

10.1.1 “AFMD IP” means, individually and collectively, [*****]

(a) “AFMD Know-How” [*****]

(b) “AFMD Patents” [*****]

10.1.2 [*****]

10.1.3 [*****]

(a) [*****]

(b) [*****]

(c) [*****]

(d) [*****]

(e) [*****]

(f) [*****]

10.1.4 “Prosecution and Maintenance” or “Prosecute and Maintain” [*****]

10.2 Disclosure; Inventorship; Ownership; Assignment and Further Assurances.

10.2.1 Disclosure. [*****]

(a) Inventorship; Exclusive Dispute Resolution Process. [*****]

10.2.2 Ownership. As between the Parties

(a) [*****]

(b) [*****]

(c) [*****]

[*****]

10.2.3 Assignment; Further Assurances. [*****]

(a) [*****]

(b) [*****]

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10.2.4 [*****]

10.3 Patent Prosecution and Maintenance of Patents.

10.3.1 Prosecution and Maintenance by AFMD. [*****]

[*****]

10.3.2 Prosecution and Maintenance by NewCo. [*****]

10.3.3 Prosecution and Maintenance of Other Joint New IP Patents. [*****]

(a) [*****]

(b) [*****]

(c) [*****]

(d) [*****]

(e) [*****]

(f) [*****]

10.4 Enforcement Rights for Infringement by Third Parties.

10.4.1 Notice. [*****]

10.4.2 Enforcement Actions.

(a) Controlling Party. [*****]

(i) AFMD IP. [*****]

(ii) Product IP, Other NewCo New IP and Other Joint New IP.

[*****]

(b) Cooperation. [*****] [*****]

10.4.3 Settlement. [*****]

10.4.4 Costs and Expenses. [*****]

10.4.5 Allocation of Recoveries between the Parties. [*****]

(a) [*****]

(b) [*****]

(c) [*****]

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10.5 [*****] Third Party Infringement Claims.

10.5.1 Notice. [*****]

10.5.2 Defense. [*****]

10.5.3 Settlement. [*****]

10.6 AFMD Responsibility for Certain Third Party Payments. [*****]

10.6.1 [*****]

10.6.2 [*****]

10.7 Attorney-Client Privilege; Common Interest. Neither Party is waiving, nor shall be deemed to have waived or diminished, any of its attorney work product protections, attorney-client privileges or similar protections and privileges or the like as a result of disclosing information pursuant to this Agreement or any of its Confidential Information (including Confidential Information related to pending or threatened litigation) to the Receiving Party, regardless of whether the Disclosing Party has asserted, or is or may be entitled to assert, such privileges and protections. The Parties: (i) share a common legal and commercial interest in such disclosure that is subject to such privileges and protections; (ii) are or may become joint defendants in proceedings to which the information covered by such protections and privileges relates; (iii) intend that such privileges and protections remain intact should either Party become subject to any actual or threatened proceeding to which the Disclosing Party’s Confidential Information covered by such protections and privileges relates; and (iv) intend that after the Signing Date both the Receiving Party and the Disclosing Party shall have the right to assert such protections and privileges.

ARTICLE 11

CONFIDENTIALITY

11.1 Non-use and Non-disclosure of Confidential Information. During the Term, and for a period of [*****] thereafter, a Party shall (i) except to the extent permitted by this Agreement or otherwise agreed to in writing, keep confidential and not disclose to any Third Party any Confidential Information of the other Party; (ii) except in connection with activities contemplated by, the exercise of rights permitted by, in order to further the purposes of this Agreement or otherwise agreed to in writing, not use for any purpose any Confidential Information of the other Party; and (iii) take all reasonable precautions to protect the Confidential Information of the other Party (including all precautions a Party employs with respect to its own confidential information of a similar nature and taking reasonable precautions to assure that no unauthorized use or disclosure is made by others to whom access to the Confidential Information of the Party is granted).

11.2 Exclusions Regarding Confidential Information. Notwithstanding anything set forth in this ARTICLE 11 to the contrary, the obligations of Section 11.1 above shall not apply to the extent that the Party seeking the benefit of the exclusion can demonstrate that the Confidential Information of the other Party:

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(a) was already known to the receiving Party, other than under an obligation of confidentiality, at the time of receipt by the receiving Party;

(b) was generally available to the public or otherwise part of the public domain at the time of its receipt by the receiving Party;

(c) became generally available to the public or otherwise part of the public domain after its receipt by the receiving Party other than through any act or omission of the receiving Party in breach of this Agreement;

(d) was received by the receiving Party without an obligation of confidentiality from a Third Party having the right to disclose such information without restriction;

(e) was independently developed by or for the receiving Party without use of or reference to the Confidential Information of the other Party; or

(f) was released from the restrictions set forth in this Agreement by express prior written consent of the Party.

11.3 Authorized Disclosures of Confidential Information. Notwithstanding the foregoing, a Party may use and disclose the Confidential Information of the other Party as follows:

(a) if required by law, rule or governmental regulation, including as may be required in connection with any filings made with, or by the disclosure policies of a major stock exchange; provided that the Party seeking to disclose the Confidential Information of the other Party (i) use all reasonable efforts to inform the other Party prior to making any such disclosures and cooperate with the other Party in seeking a protective order or other appropriate remedy (including redaction) and (ii) whenever possible, request confidential treatment of such information;

(b) to the extent such use and disclosure is reasonably required in the Prosecution and Maintenance of a Patent within the Program IP, and enforcement of a Party’s rights or performance of a Party’s obligations in accordance with this Agreement;

(c) as reasonably necessary to obtain or maintain any Regulatory Approval, including to conduct preclinical studies and clinical trials and for pricing approvals, for any Licensed Products, provided that the disclosing Party shall take all reasonable steps to limit disclosure of the Confidential Information outside such regulatory agency and to otherwise maintain the confidentiality of the Confidential Information;

(d) to take any lawful action that it deems necessary to protect its interest under, or to enforce compliance with the terms and conditions of, this Agreement; or

(e) to the extent necessary, to permitted sublicensees, licensees, collaborators, vendors, consultants, agents, attorneys, contractors and clinicians under written agreements of confidentiality at least as restrictive on those set forth in this Agreement, who have a need to know such information in connection with such Party performing its obligations or exercising its rights under this Agreement. Further, the receiving Party may disclose Confidential Information to

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existing or potential investors, lenders, acquirers, merger partners, commercial partners, collaborators, licensees and sources of financing or to professional advisors (e.g. attorneys, accountants and investment bankers) involved in such activities, who, in each case, have a need-to-know such Confidential Information in connection with such Party performing its obligations or exercising its rights under this Agreement or to evaluate the transactions contemplated by this Agreement in connection with a potential transaction with the receiving Party, and with the agreement by those permitted individuals to maintain such Confidential Information in confidence except to the extent such individuals are obligated by applicable professional or ethical obligations to maintain such Confidential Information in confidence.

11.4 Return of Confidential Information. Except as expressly permitted under this Agreement, following any termination of this Agreement each Party shall upon written request by the other Party promptly destroy all Confidential Information received from the disclosing Party, including any copies thereof, (except one copy of which may be retained for archival purposes solely to ensure compliance with the terms of this Agreement).

11.5 Terms of this Agreement. The Parties agree that this Agreement and the terms hereof will be considered Confidential Information of both Parties.

11.6 Pre-Existing Confidential Information. [*****]

11.7 No License. As between the Parties, Confidential Information disclosed hereunder shall remain the property of the disclosing Party. Disclosure of Confidential Information to the other Party shall not constitute any grant, option or license to the other Party, beyond those licenses expressly granted under ARTICLE 5, under any patent, trade secret or other rights now or hereinafter held by the disclosing Party.

ARTICLE 12

PUBLICITY; PUBLICATIONS; USE OF NAME

12.1 Initial Press Release. On or shortly following the Signing Date, the Parties shall make a public announcement of the execution of this Agreement in the form of the press release attached hereto as Exhibit 12.1, and thereafter each Party shall be entitled to make or publish any public statement consistent with the contents thereof, provided that if such statement is to be made in a press release the Party wishing to make such press release shall provide to the other Party five (5) business days (in urgent cases, within two (2) business days) prior notice.

12.2 Except as provided in Section 12.1, the text of any other press releases or other public statements or announcement concerning this Agreement, the subject matter hereof, or the research, development or commercial results of products hereunder (a “Release”) shall be addressed pursuant to this Section 12.2.

Subject to this Section 12.2, each Party must obtain the other Party’s prior written consent to issue Releases with respect to preclinical and clinical research or development for any Research Program, [*****]

12.2.1 Approved Releases. If a Release requires consent pursuant to this ARTICLE 12 once consent has been given both Parties may make subsequent public disclosure of the contents of such statement without the further approval of the Party whose consent was required; provided, such content is not presented with any new data or information or conclusions and/or in a form or manner that materially alters the subject matter therein.

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12.2.2 Releases required by law or regulation. Each Party may issue any Release it is required to issue by applicable law or regulation, after providing reasonable notice to the other Party and sufficient time to review by the other Party.

12.2.3 Disclosure to the SEC Each Party may disclose this Agreement and its terms, and material developments or material information generated under this Agreement, in securities filings with the U.S. Securities and Exchange Commission (“SEC”) (or equivalent foreign agency) only to the extent required by applicable law and after complying with the procedure set forth in this Section 12.2.3. In such event, the Party seeking to make such disclosure shall prepare a draft confidential treatment request (if required, it being understood that such a request may not be necessary under applicable SEC rules or equivalent foreign agency rules) and proposed redacted version of this Agreement to request confidential treatment for the redacted portions of this Agreement, and the other Party shall promptly (and in any event, no less than five (5) days after receipt of such confidential treatment request, if applicable, and proposed redactions) give its input in a reasonable manner in order to allow the Party seeking disclosure to consider the other Party’s input and file its request within the time lines prescribed by applicable SEC regulations. The Party seeking such disclosure shall in good faith consider and to the extent permitted by applicable law include in such confidential treatment request the input provided by the other Party, and shall exercise Diligent Efforts to obtain confidential treatment of the portions of this Agreement proposed to be redacted from the SEC or equivalent foreign agency. Further, each Party acknowledges that the other Party may be legally required, or may be required by the listing rules of any exchange on which the other Party’s or its Affiliate’s securities are traded, to make public disclosures (including in filings with the SEC or other Governmental Authority) of certain material developments or material information generated under this Agreement and agrees that each Party may make such disclosures to the extent required by applicable law or such listing rules, provided that the Party seeking such disclosure shall provide the other Party with a copy of the proposed text of such disclosure sufficiently in advance of the scheduled release to afford such other Party a reasonable opportunity to review and comment thereon, which shall be considered by the disclosing Party in good faith, and further provided that the disclosing Party may not, directly or indirectly, disclose any Confidential Information of the other Party to the public under this Section 12.2.3 unless required by applicable law.

12.2.4 Publications. Notwithstanding Sections 12.2.1 to 12.2.2, both Parties recognize that the publication or disclosure of papers, presentations, abstracts or any other written or oral presentations regarding results of and other information regarding the Molecules or Licensed Products may be beneficial to both Parties, provided that such publications or presentations are subject to reasonable controls to protect Confidential Information, the patentability of inventions and other commercial considerations. Accordingly, the following shall apply with respect to papers and presentations proposed for disclosure by either Party:

(a) [*****]

(b) [*****]

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12.3 No Right to Use Names. Except as expressly provided herein, no right, express or implied, is granted by the Agreement to use in any manner the name of “AFMD”, “NewCo” or any other trade name, symbol, logo or trademark of the other Party or its Affiliates in connection with the performance of this Agreement.

ARTICLE 13

REPRESENTATIONS

13.1 Mutual Representations and Warranties. Each Party represents and warrants to the other Party that as of the Signing Date:

(a) it is validly organized under the laws of its jurisdiction of incorporation, in the case of NewCo;

(b) it has obtained all necessary consents, approvals and authorizations of all governmental authorities and other persons or entities that are board members or officers of a Party, in each case which are required to be obtained by it in connection with this Agreement;

(c) the execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action on its part;

(d) it has the legal right and power to enter into this Agreement and to fully perform its obligations hereunder;

(e) the performance of its obligations will not conflict with such Party’s charter documents or any agreement, contract or other arrangement to which such Party is a party;

(f) it follows reasonable commercial practices common in the industry to protect its proprietary and confidential information, including requiring its employees, consultants and agents to be bound in writing by obligations of confidentiality and non-disclosure, and requiring its employees, consultants and agents to assign to it any and all inventions and discoveries discovered by such employees, consultants or agents made within the scope of, and during their employment, and only disclosing proprietary and confidential information to Third Parties pursuant to written confidentiality and non-disclosure agreements; and

(g) neither it nor anyone employed by it has been debarred under 21 USC § 335a, disqualified under 21 USC § 312.70 or § 812.119, sanctioned by a Federal Health Care Program (as defined in 42 USC § 1320a-7b(f)), including the federal Medicare or a state Medicaid program, or debarred, suspended, excluded or otherwise declared ineligible from any other similar regional, national, federal or state agency or program. If a Party receives during the Term notice of debarment, suspension, sanction, exclusion, ineligibility or disqualification under the foregoing-referenced statutes, such Party shall promptly notify the other Party, and the Parties shall agree upon appropriate action to address the matter.

13.2 AFMD Additional Warranty. [*****]

(a) [*****]

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(b) [*****]

(c) [*****]

(d) [*****]

(e) [*****]

(f) [*****]

(g) [*****]

(h) [*****]

(i) [*****]

(j) [*****]

(k) [*****]

(l) [*****]

(m) [*****]

(n) [*****]

(o) [*****]

(p) [*****]

(q) [*****]

(r) [*****].

13.3 Disclaimers. EXCEPT AS OTHERWISE EXPRESSLY STATED IN THIS AGREEMENT, NEITHER PARTY MAKES ANY REPRESENTATION OR WARRANTY OF ANY KIND WITH RESPECT TO PATENTS, KNOW-HOW, MATERIALS OR CONFIDENTIAL INFORMATION SUPPLIED BY IT TO THE OTHER PARTY HEREUNDER, AND EXPRESSLY DISCLAIMS ALL WARRANTIES, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NON-INFRINGEMENT.

ARTICLE 14

INDEMNIFICATION

14.1 Indemnification. Subject to Section 14.2, each Party shall indemnify, defend and hold each of the other Party, its Affiliates and their respective directors, officers, and employees and the successors and assigns of any of the foregoing harmless from and against any and all liabilities, damages, settlements, penalties, fines, costs or expenses (including reasonable attorneys’ fees and

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other expenses of litigation) (collectively, “Loss” or “Losses”) arising, directly or indirectly out of or in connection with any Third Party claims, suits, actions, demands or judgments (“Third Party Claims”) relating to (a) the activities performed by or on behalf of such Party under this Agreement, (b) the activities performed by or on behalf of such Party in connection with the exercise of its licenses and rights hereunder, including, in the case of NewCo and its Affiliates and its and their sublicensees hereunder, product liability to the extent relating to the Licensed Products, (c) breach by such Party of the representations and warranties or covenants under ARTICLE 13, except, in each case, to the extent caused by the negligence or willful misconduct of the other Party, any breach of any representation, warranty or covenant of the other Party set forth in this Agreement or the violation of any applicable law by the other Party. [*****]

14.2 Procedure. If a Party intends to claim indemnification under this Agreement (the “Indemnitee”), it shall promptly notify the other Party (the “Indemnitor”) in writing of such alleged Loss. The Indemnitor shall have the right to control the defense thereof with counsel of its choice as long as such counsel is reasonably acceptable to Indemnitee. Any Indemnitee shall have the right to retain its own counsel at its own expense for any reason, provided, however, that if the Indemnitee shall have reasonably concluded, based upon a written opinion from outside legal counsel, that there is a conflict of interest between the Indemnitor and the Indemnitee in the defense of such action, in each of which cases the Indemnitor shall pay the fees and expenses of one law firm serving as counsel for the Indemnitee). The Indemnitee, its employees and agents, shall reasonably cooperate with the Indemnitor and its legal representatives in the investigation of any Third Party Claims covered by this Agreement. The obligations of this ARTICLE 14 shall not apply to any settlement of any Third Party Claims if such settlement is effected without the consent of both Parties, which shall not be unreasonably withheld or delayed. The failure to deliver written notice to the Indemnitor within a reasonable time after the commencement of any such action, to the extent prejudicial to its ability to defend such action, shall relieve the Indemnitor of any obligation to the Indemnitee under this Section 14.2. It is understood that only NewCo and AFMD may claim indemnity under this Agreement (on its own behalf or on behalf of its Indemnitees), and other Indemnitees may not directly claim indemnity hereunder.

14.3 Insurance.

14.3.1 Insurance Coverage. Subject to Section 14.3.4, each Party shall obtain and maintain comprehensive general liability insurance customary in the industry for companies of similar size conducting similar business, and in any case sufficient to cover its obligations.

14.3.2 Evidence of Insurance. Within thirty (30) days of the Signing Date of this Agreement, each Party shall provide the other Party with its certificate of insurance evidencing the insurance coverage set forth Section 14.3.1. Upon request, each Party shall provide to the other Party at least thirty (30) days prior written notice of any cancellation, non-renewal or material change in any of such insurance coverage.

14.3.3 Product / Clinical Trial Liability Insurance: Commencing not later than thirty (30) days prior to the first use in humans of the first Licensed Product by NewCo or any of its sublicensees, NewCo shall have and maintain such type and amounts of Products / Clinical Trial Liability insurance covering the development, manufacture, use and sale of Licensed Products as is normal and customary in the industry generally for parties similarly situated, but, in

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any event, with a minimum combined single limit per occurrence for products / clinical trials liability as follows: (a) a minimum limit of [*****] for any period during which NewCo or any of its sublicensees is conducting a clinical trial(s) with any Licensed Product(s); and (b) commencing not later than thirty (30) days prior to the First Commercial Sale of the first Licensed Product by NewCo or any of its sublicensees a minimum limit of [*****] for any period during which NewCo or any of its sublicensees is selling any Licensed Product(s). Each of the above insurance policies shall be primary insurance.

14.3.4 Election to Self-Insure. In the event that either Party is an entity which, together with its Affiliates, has worldwide revenues from pharmaceutical sales in excess of [*****] per year, the obligations set forth in Section 14.3.3 (in respect of NewCo only), Section 14.3.1 and Section 14.3.2 above shall not apply with respect to such Party, if such Party notifies the other Party in writing that it elects to provide coverage through a commercially reasonable program of self-insurance; provided, however, that the obligations set forth in Section 14.3.3 (in respect of NewCo only), Section 14.3.1 and Section 14.3.2 above shall resume with respect to such Party and its Affiliates, or successor-in-interest and its Affiliates, if such program of self-insurance is terminated or discontinued for any reason.

14.4 Limitation of Damages. NEITHER PARTY HERETO WILL BE LIABLE FOR INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL, EXEMPLARY, OR PUNITIVE DAMAGES, INCLUDING LOST PROFITS, ARISING FROM OR RELATING TO THIS AGREEMENT, REGARDLESS OF ANY NOTICE OF SUCH DAMAGES, EXCEPT IN RESPECT OF ANY BREACH OF A PARTY’S OBLIGATIONS UNDER ARTICLE 11 OR INDEMNIFICATION OBLIGATIONS UNDER THIS ARTICLE 14 FOR CLAIMS OF THIRD PARTIES.

ARTICLE 15

TERM; TERMINATION

15.1 Term. The term of this Agreement (the “Term”) shall commence on the Signing Date and, unless sooner terminated as provided in this ARTICLE 15, shall continue in full force and effect, on a country-by-country and Licensed Product-by-Licensed Product basis until there is no remaining royalty payment or other payment obligation in such country with respect to a Licensed Product, at which time this Agreement shall expire with respect to such Licensed Product in such country. The Term shall expire on the date this Agreement has expired in its entirety with respect to all Licensed Products to all Exclusive Targets in all countries in the world.

15.2 Termination by Either Party for Material Breach. Either Party may terminate this Agreement by written notice to the other Party for any material breach of this Agreement by the other Party, if, in the case of remediable breach, such material breach is not cured within [*****] for payment defaults) after the breaching Party receives written notice of such breach from the non-breaching Party; provided, that if such breach is not capable of being cured within such [*****] (or [*****]) period, the cure period shall be extended for such amount of time that the Parties may agree in writing is reasonably necessary to cure such breach, so long as (1) the breaching Party is making diligent efforts to do so, and (2) the Parties agree on an extension within such [*****] (or [*****] period. Notwithstanding anything to the contrary herein, if the allegedly breaching Party in good faith either disputes (i) whether a breach is material or has occurred or (ii) the alleged failure

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to cure or remedy such material breach, and provides written notice of that dispute to the other Party within the above time periods, then the matter will be addressed under the dispute resolution provisions in Section 16.2, and the notifying Party may not so terminate this Agreement until it has been determined under Section 16.2 that the allegedly breaching Party is in material breach of this Agreement and such breaching Party fails to cure such breach within [*****] (or such longer period as determined by the arbiter of such dispute resolution) after the conclusion of such resolution.

15.3 Termination by Either Party for Insolvency or Bankruptcy. Either Party may terminate this Agreement effective on written notice to the other Party upon the liquidation, dissolution, winding-up, insolvency, bankruptcy, or filing of any petition therefor, appointment of a receiver, custodian or trustee, or any other similar proceeding, by or of the other Party where such petition, appointment or similar proceeding is not dismissed or vacated within ninety (90) calendar days. All rights and licenses granted pursuant to this Agreement are, for purposes of Section 365(n) of Title 11 of the United States Code or any foreign equivalents thereof (as used in this Section 15.3, “Title 11”), licenses of rights to “intellectual property” as defined in Title 11. Each Party in its capacity as a licensor hereunder agrees that, in the event of the commencement of bankruptcy proceedings by or against such bankrupt Party under Title 11, (a) the other Party, in its capacity as a licensee of rights under this Agreement, shall retain and may fully exercise all of such licensed rights under this Agreement (including as provided in this Section 15.3) and all of its rights and elections under Title 11 and (b) the other Party shall be entitled to a complete duplicate of all embodiments of such intellectual property, and such embodiments, if not already in its possession, shall be promptly delivered to the other Party (i) upon any such commencement of a bankruptcy proceeding, unless the bankrupt Party elects to continue to perform all of its obligations under this Agreement, or (ii) if not delivered under (i), immediately upon the rejection of this Agreement by or on behalf of the bankrupt Party.

15.4 Termination for Convenience by NewCo. NewCo shall also have the right to terminate this Agreement in its sole discretion, for any or no reason at any time by providing written notice to AFMD; such termination to be effective [*****] after such notice, provided that AFMD shall use Diligent Efforts to wind down all of its activities associated with all remaining Research Programs as soon as reasonably practicable after receipt of such notice and to minimize any costs related to such wind down.

15.5 Effects of Termination.

15.5.1 Accrued Rights and Obligations. Expiration or termination of this Agreement for any reason shall not release either Party hereto from any liability which, as of the effective date of such expiration or termination, had already accrued to the other Party or which is attributable to a period prior to such termination, nor preclude either Party from pursuing any rights and remedies it may have hereunder or at law or in equity which accrued or are based upon any event occurring prior to the effective date of such expiration or termination.

15.5.2 Termination of Licenses. Upon termination of this Agreement:

(a) by NewCo pursuant to Section 15.4, all licenses under this Agreement shall terminate as of the effective date of such termination;

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(b) by AFMD pursuant to Section 15.2, all licenses under this Agreement shall terminate as of the effective date of such termination.

(c) by NewCo pursuant to Section 15.2 or Section 15.3, NewCo shall have the right to notify AFMD in writing within thirty (30) days following the effective date of such termination as to whether NewCo elects to

(i) retain the licenses granted to it under this Agreement, as applicable, and such licenses shall continue in full force and effect, on a country-by-country and Licensed Product-by-Licensed Product basis until there is no remaining royalty payment or other payment obligation in such country with respect to a Licensed Product, at which time such licenses shall become perpetual and fully-paid up. Only in the event of a termination by NewCo pursuant to Section 15.2, NewCo shall have the right to request from AFMD a reduction of the milestone payments pursuant to Section 8.5 and the royalty payments pursuant to Section 8.6. Such reduction of such payments shall be negotiated and agreed between the Parties in good faith within ninety (90) days following AFMD’s receipt of NewCo’s election notice; or

(ii) terminate the licenses granted to it under this Agreement.

15.5.3 Continuation of Sublicenses. Upon termination (i) by AFMD of this Agreement pursuant to Section 15.2 or Section 15.3 or (ii) by NewCo pursuant to Section 15.2, 15.3 or 15.4, any existing, permitted sublicense granted by NewCo under this Agreement shall continue in full force and effect and NewCo shall assign the relevant sublicense agreement with such sublicensee to AFMD and shall direct such sublicensee to render directly to AFMD all payments and other obligations due to AFMD related to such sublicense.

15.5.4 Return of Confidential Information. It is understood and agreed, that each Party shall have a continuing right to use Confidential Information of the other Party under any surviving licenses pursuant to ARTICLE 5 and/or Section 15.6. Subject to the foregoing, following expiry or any early termination of this Agreement, the Party that has Confidential Information of the other Party shall destroy (at such Party’s written request) all such Confidential Information in its possession as of the effective date of expiration (with the exception of one copy of such Confidential Information, which may be retained by the legal department of the Party that received such Confidential Information to confirm compliance with the non-use and non-disclosure provisions of this Agreement), and any Confidential Information of the other Party contained in its laboratory notebooks or databases, provided that each Party may retain and continue to use such Confidential Information of the other Party to the extent necessary to exercise any surviving rights, licenses or obligations under this Agreement.

15.5.5 Refund of Research Funding. [*****]

15.5.6 Inventory at Termination. Upon termination of this Agreement, NewCo and its permitted sublicensees shall have the right to sell or otherwise dispose of all inventory of Licensed Products in all countries then in its stock, subject to the applicable royalty payments due under this Agreement, and any other applicable provisions of this Agreement, and AFMD covenants not to sue NewCo or its permitted sublicensee for infringement under any of the Patents that were licensed by AFMD to NewCo immediately prior to such termination with respect to such activities conducted by NewCo or its permitted sublicensees pursuant to this Section 15.5.6.

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15.5.7 Survival. In addition to any provisions specified in this Agreement as surviving under the applicable circumstances, the provisions of ARTICLE 1, ARTICLE 10, ARTICLE 11, ARTICLE 12, ARTICLE 13, ARTICLE 14 (provided with respect to ARTICLE 13 and ARTICLE 14, only with respect to those claims that arise from the acts or omissions of a Party prior to the effective date of termination or expiration), ARTICLE 16 and ARTICLE 17 and Sections 3.7.2, 5.3, 9.7, 10.3.1 (with respect to either Party’s license rights in abandoned AFMD Patents), 10.3.2 (with respect to AFMD’s license rights in abandoned Product IP Patents or Other NewCo New IP Patents), 15.5 and 15.6 shall survive any termination or expiration of this Agreement. In addition, ARTICLE 8 and ARTICLE 9 shall survive with respect to any outstanding unpaid amounts that accrued prior to any termination or expiration of this Agreement and to the extent the licenses and rights granted hereunder survive termination hereunder pursuant to Section 15.5.2.

15.6 Termination of this Agreement by AFMD pursuant to Section 15.2 or 15.3, or by NewCo pursuant to Section 15.4. In the event of termination of this Agreement by AFMD pursuant to Section 15.2 or 15.3, or NewCo pursuant to Section 15.4, NewCo shall grant to AFMD a right to request from NewCo to enter into good faith negotiations of the commercially reasonable terms under which NewCo will grant AFMD the right for a transfer of all material activities directly relating to the Licensed Product(s) to such Exclusive Target (the “Terminated Product(s)”) and a license under the NewCo Reversion IP for such Terminated Product(s) [*****]

15.6.1 RON Notice and Data Packages.

(a) [*****]

(b) [*****]

(i) [*****]

(ii) [*****]

(iii) [*****]

(iv) [*****]

(v) [*****]

(c) RON Negotiations. [*****]

(i) [*****]

(ii) [*****]

15.6.2 Certain Terms. In this Section 15.6:

(a) [*****]

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(b) [*****]

(c) [*****]

(d) [*****]

(e) [*****]

15.6.3 NewCo Reversion IP Limitations. [*****]

(a) [*****]

(b) [*****]

(c) [*****]

15.6.4 Manufacturing Limitations. [*****]

15.6.5 Baseball-Style Arbitration. If the Parties are unable to agree on the terms of the Transfer Agreement under Section 15.6.1(c)(i), AFMD may submit such dispute to arbitration for resolution in accordance with the following provisions:

(a) AFMD shall notify NewCo of its decision to initiate the arbitration proceeding pursuant to this Section 15.6.5 through written notice to NewCo within the 90 days negotiation period specified in Section 15.6.1(c) above.

(b) Within ten (10) calendar days following NewCo’s receipt of such notice, the Parties shall use commercially reasonable efforts to agree on an independent Third Party expert with at least 10 (ten) years of experience in the licensing of pharmaceutical compounds or products. If the Parties cannot agree on such expert within such time period, each Party shall nominate one independent expert within such ten (10) days period, and the two experts so selected shall nominate the final independent expert within ten (10) calendar days of their nomination. If the two experts so selected cannot agree on the final independent expert, such final independent expert shall be nominated by the President of the Chamber of Commerce of Zurich (Präsidentin/Präsident der Zürcher Handelskammer). For the avoidance of doubt, it is understood and agreed that such final independent expert should have at least ten (10) years of experience in the licensing of pharmaceutical compounds or products.

(c) Within ten (10) calendar days of its appointment, the expert shall set a date for the arbitration, which date shall be no more than sixty (60) calendar days after the date the arbitration is demanded under Section 16.2.

(d) The arbitration shall be “baseball-style” arbitration; accordingly, at least fourteen (14) calendar days prior to the arbitration, each Party shall provide the expert with a written agreement on the terms the Transfer Agreement suggested by it. Such written agreement may be no more than one hundred (100) pages, and must clearly provide and identify the Party’s position with respect to the disputed matter;

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(e) after receiving both Parties’ written agreements, the expert will distribute each Party’s written agreement to the other Party. Seven (7) calendar days in advance of the arbitration, the Parties shall submit and exchange response briefs of no more than fifteen (15) pages. The Parties’ briefs may include or attach relevant exhibits in the form of documentary evidence, any other material voluntarily disclosed to the other Party in advance, or publicly available information. The Parties’ briefs may also include or attach demonstratives and/or expert opinion based on the permitted documentary evidence;

(f) the arbitration shall consist of a one (1) day hearing of no longer than eight (8) hours, such time to be split equally between the Parties, in the form of presentations by counsel and/or employees and officers of the Parties. No live witnesses shall be permitted except expert witnesses whose opinions were provided with the Parties’ briefs;

(g) no later than ten (10) calendar days following the arbitration, the expert shall issue his or her written decision. The expert shall select one Party’s written agreement as his or her decision, and shall not have the authority to render any substantive decision other than to select the written agreement submitted by either NewCo or AFMD. The expert shall have no discretion or authority with respect to modifying the positions of the Parties. The expert’s decision shall be final and binding on the Parties and the written agreement selected by the expert shall constitute a binding agreement between the Parties that may be enforced in accordance with its terms. Each Party shall bear its own costs and expenses in connection with such arbitration, and shall share equally the expert’s fees and expenses;

(h) The violation of one of the time limits prescribed in this Section 15.6.5 by the expert shall not affect the expert’s competence to decide on the subject matter, and shall not affect the final and binding decision rendered by the expert, unless otherwise agreed by the Parties; and

(i) the above “baseball-style” arbitration shall be the exclusive remedy of either Party if the Parties cannot agree on the agree on the terms of the Transfer Agreement under this Section 15.6.

ARTICLE 16

DISPUTE RESOLUTION

16.1 Disputes. AFMD and NewCo recognize that a dispute, controversy or claim of any nature whatsoever arising out of or relating to this Agreement, or the breach, termination or invalidity thereof, (each, a “Dispute”) may from time to time arise during the Term. Unless otherwise specifically recited in this Agreement (including Section 4.5), such Disputes between AFMD and NewCo will be resolved as recited in this ARTICLE 16. In the event of the occurrence of such a Dispute, the Parties shall first refer such Dispute to their respective Alliance Managers for attempted resolution by such Alliance Managers within thirty (30) days after such referral. If such Dispute is not resolved within such thirty (30) day period, either AFMD and NewCo may, by written notice to the other, have such Dispute referred to their respective officers designated below, or their respective designees, for attempted resolution within thirty (30) days after such notice is received. Such designated officers are as follows:

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For NewCo – Chief Medical Officer of Roivant Sciences Ltd.

For AFMD – Chief Executive Officer

In the event the designated officers, or their respective designees, are not able to resolve such dispute within thirty (30) days of such other Party’s receipt of such written notice, either Party may initiate the dispute resolution procedures set forth in Section 16.2

16.2 Arbitration.

16.2.1 Rules. Except as otherwise expressly provided in this Agreement (including under Section 16.3), the Parties agree that any Dispute not resolved internally by the Parties pursuant to Section 16.1 shall be resolved through binding arbitration conducted by the International Chamber of Commerce in accordance with the then prevailing Rules of Arbitration of the International Chamber of Commerce (for purposes of this ARTICLE 16, the “Rules”), except as modified in this Agreement, applying the substantive law specified in Section 17.1.

16.2.2 Arbitrators; Location. Each Party shall select one (1) arbitrator, and the two (2) arbitrators so selected shall choose a third arbitrator. All three (3) arbitrators shall serve as neutrals and have at least ten (10) years of (a) dispute resolution experience (including judicial experience) and/or (b) legal or business experience in the biotech or pharmaceutical industry. In any event, at least one (1) arbitrator shall satisfy the foregoing experience requirement under clause (b). If a Party fails to nominate its arbitrator, or if the Parties’ arbitrators cannot agree on the third, the necessary appointments shall be made in accordance with the Rules. Once appointed by a Party, such Party shall have no ex parte communication with its appointed arbitrator. The place of arbitration shall be New York, New York. The arbitration proceedings and all pleadings and written evidence shall be in the English language. Any written evidence originally in another language shall be submitted in English translation accompanied by the original or a true copy thereof.

16.2.3 Procedures; Awards. Each Party agrees to use reasonable efforts to make all of its current employees available, if reasonably needed, and agrees that the arbitrators may determine any person as necessary. The arbitrators shall be instructed and required to render a written, binding, non-appealable resolution and award on each issue that clearly states the basis upon which such resolution and award is made. The written resolution and award shall be delivered to the Parties as expeditiously as possible, but in no event more than ninety (90) days after conclusion of the hearing, unless otherwise agreed by the Parties. Judgment upon such award may be entered in any competent court or application may be made to any competent court for judicial acceptance of such an award and order for enforcement. To the extent not already prohibited by the laws under Section 17.1 each Party agrees that, notwithstanding any provision of applicable law or of this Agreement, it will not request, and the arbitrators shall have no authority to award, punitive or exemplary damages against any Party.

16.2.4 Costs. The prevailing Party, as determined by the arbitrators, shall be entitled to (a) its share of fees and expenses of the arbitrators and (b) its attorneys’ fees and associated costs and expenses. In determining which Party “prevailed,” the arbitrators shall consider (i) the significance, including the financial impact, of the claims prevailed upon and (ii) the scope of claims prevailed upon, in comparison to the total scope of the claims at issue. If the arbitrators determine that, given the scope of the arbitration, neither Party “prevailed,” the arbitrators shall order that the Parties (1) share equally the fees and expenses of the arbitrators and (2) bear their own attorneys’ fees and associated costs and expenses.

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16.2.5 Interim Equitable Relief. Notwithstanding the right of the Parties to seek interim relief through a motion for such measures by the Emergency Arbitrator under the Rules, the Parties may, at any time, also seek interim relief in a court of competent jurisdiction pending the ability of the arbitrators to review the decision under this Section 16.2. Such court shall have no jurisdiction or ability to resolve Disputes beyond the specific issue of temporary injunction or other interim equitable relief.

16.2.6 Protective Orders; Arbitrability. At the request of either Party, the arbitrators shall enter an appropriate protective order to maintain the confidentiality of information produced or exchanged in the course of the arbitration proceedings. The arbitrators shall have the power to decide all questions of arbitrability.

16.2.7 Expedited Dispute Resolution Procedure. In the event that a Party disputes that a material breach has occurred with respect to ARTICLE 7, and initiates a dispute resolution process under Section 15.2, then such dispute shall be resolved within the expedited dispute resolution procedure set forth in Exhibit 16.2.7. In such a case, the expedited dispute resolution shall be limited to the issues, as applicable, of whether a material breach was committed with respect to ARTICLE 7 and uncured within the ninety (90) days cure period specified in Section 15.2. In such a case, any other issues may be resolved through the standard arbitration provisions set forth herein.

16.3 Subject Matter Exclusions. Notwithstanding the provisions of Section 16.2, any Dispute not resolved internally by the Parties pursuant to Section 16.1 that involves the validity or infringement of a Patent Covering a Molecule or a Licensed Product (a) that is issued in the United States shall be subject to actions before the United States Patent and Trademark Office and/or submitted exclusively to the federal court located in the jurisdiction of the district where any of the defendants resides; and (b) that is issued in any other country shall be brought before an appropriate regulatory or administrative body or court in that country, and the Parties hereby consent to the jurisdiction and venue of such courts and bodies.

16.4 Continued Performance. Provided that this Agreement has not terminated, the Parties agree to continue performing under this Agreement in accordance with its provisions, pending the final resolution of any Dispute.

ARTICLE 17

MISCELLANEOUS

17.1 Applicable Law. This Agreement (including the arbitration provisions of Section 16.2) shall be governed by and interpreted in accordance with the laws of the State of New York, USA, without reference to the principles of conflicts of laws. The United Nations Convention on Contracts for the International Sale of Goods shall not apply to the transactions contemplated by this Agreement.

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17.2 Notices. Except as otherwise expressly provided in the Agreement, any notice required under this Agreement shall be in writing and shall specifically refer to this Agreement. Notices shall be sent via one of the following means and will be effective (a) on the date of delivery, if delivered in person; (b) on the date of receipt, if sent by a facsimile (with delivery confirmed); or (c) on the date of receipt, if sent by private express courier or by first class certified mail, return receipt requested. Any notice sent via facsimile shall be followed by a copy of such notice by private express courier or by first class mail. Notices shall be sent to the other Party at the addresses set forth below. Either Party may change its addresses for purposes of this Section 16.2 by sending written notice to the other Party.

If to NewCo:

[*****]

with required copies (which shall not constitute notice) to:

[*****]

If to AFMD: [*****]

17.3 Non-Solicitation. During the Term of this Agreement [*****] thereafter, each of AFMD and NewCo agrees that neither it nor any of (i) in case of AFMD, its Affiliates, or (ii) in case of NewCo, its Controlled Affiliates, shall, directly or indirectly, recruit, solicit or attempt to solicit for employment any employee or contractor of the other Party (or any Affiliate of the other Party) or induce any employee or contractor of the other Party (or any Affiliate of the other Party), which employee or contractor has conducted, or is conducting, activities under a Research Program, to terminate his or her employment or engagement with such other Party (or its Affiliate), provided, however, that this Section 17.3 will not prohibit the solicitation or hiring of any employee or contractor as a result of general media advertising or a general solicitation that is not targeted towards employees or contractors of the other Party (or any Affiliate of the other Party).

17.4 Assignment. Neither Party may assign or otherwise transfer, in whole or in part, this Agreement without the prior written consent of the non-assigning Party, such approval not to be unreasonably withheld or delayed. Notwithstanding the foregoing, either Party may assign this Agreement to (i) an Affiliate or (ii) any purchaser of all or substantially all of the assets of such Party, or of all of its capital stock, or to any successor corporation or entity resulting from any merger or consolidation of such Party with or into such corporation or entity, provided that the party to which this Agreement is assigned expressly agrees in writing to assume and be bound by all obligations of the assigning Party under this Agreement. A copy of such written agreement by such assignee shall be provided to the non-assigning Party within ten (10) calendar days of execution of such written agreement. Subject to the foregoing, this Agreement will benefit and bind the Parties’ successors and assigns.

17.5 Independent Contractors. The Parties hereto are independent contractors (and none of the personnel or other individuals engaged or designated by AFMD for purposes of this Agreement are, or shall be treated as, employees of NewCo or its Affiliates) and nothing contained in this Agreement shall be deemed or construed to create a partnership, joint venture, employment, franchise, agency or fiduciary relationship between the Parties.

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17.6 Integration. Except to the extent expressly provided herein, this Agreement constitutes the entire agreement between the Parties relating to the subject matter of this Agreement and supersedes all previous oral and written communications between the Parties with respect to the subject matter of this Agreement (including term sheets exchanged by and between AFMD and NewCo).

17.7 Amendment; Waiver. Except as otherwise expressly provided herein, no alteration of or modification to this Agreement shall be effective unless made in writing and executed by an authorized representative of both Parties. No course of dealing or failing of either Party to strictly enforce any term, right or condition of this Agreement in any instance shall be construed as a general waiver or relinquishment of such term, right or condition. The observance of any provision of this Agreement may be waived (either generally or any given instance and either retroactively or prospectively) only with the written consent of the Party granting such waiver.

17.8 HSR. If NewCo determines that a filing is necessary under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”) in in connection with NewCo’s subsequent acquisition of an Exclusive License under the process set out in Section 5.1.3, the Parties will prepare and submit appropriate filings under the HSR Act and request early termination of the waiting period under the HSR Act. If a filing is determined to be required under the HSR Act, the Parties shall furnish, or cause their respective Affiliates to furnish, as the case may be, promptly to the United States Federal Trade Commission (the “FTC”) and the Antitrust Division of the United States Department of Justice (the “DOJ”) any additional information requested within their authority under the HSR Act, use reasonable efforts to obtain antitrust clearance for the transactions contemplated hereunder as soon as practicable, and otherwise cooperate with each other in the United States governmental antitrust clearance process. Subject to applicable Law relating to the exchange of information, NewCo shall have the right to direct all matters with respect to the FTC and DOJ hereunder, consistent with its obligations hereunder. Subject to applicable laws, NewCo shall have the right to review in advance any substantive submission to be made by AFMD, and AFMD shall consider in good faith the view of NewCo in light of NewCo’s right to direct issues related to reviews by the FTC and DOJ. To the extent practicable, NewCo will consult with AFMD on, and consider in good faith the views of AFMD in connection with, all of the information relating to AFMD that appears in any filing or form (excluding attachments or exhibits thereto) made with or submitted to the FTC or DOJ in connection with this Section 17.8 (HSR). [*****]

17.9 Further assurance. Each Party shall and shall use all reasonable endeavours to procure that any necessary Third Party shall promptly execute and deliver such further documents and do such further acts as may be required for the purpose of giving full effect to this Agreement.

17.10 Insider Information. The Parties acknowledge that AFMD and certain Affiliates of NewCo are publicly traded companies (each a “Public Company”) which are subject to applicable securities trading laws and that some or all of the information obtained hereunder (including the existence of this Agreement) by either Party, its Affiliates, employees, subcontractors and other representatives (“Authorized Recipients”) may be inside information of a Public Company within the meaning of applicable law and stock exchange rules and regulations (“Inside Information”). The Parties further acknowledge that applicable securities trading laws and stock exchange rules and regulations applicable to the Public Companies may prohibit any Person who has Inside Information of such Public Company from purchasing or selling securities of such Public Company, or from communicating such Inside Information to any other Person, including Authorized Recipients, under circumstances in which it is reasonably foreseeable that such Person is likely to purchase or sell the securities of such Public Company.

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17.11 Severability. The Parties do not intend to violate any public policy or statutory or common law. However, if any sentence, paragraph, clause or combination or part thereof of this Agreement is in violation of any law or is found to be otherwise unenforceable, such sentence, paragraph, clause or combination or part of the same shall be deleted and the remainder of this Agreement shall remain binding, provided that such deletion does not alter the basic purpose and structure of this Agreement.

17.12 No Third Party Rights. The Parties do not intend that any term of this Agreement should be enforceable by any person who is not a Party.

17.13 Construction. The Parties mutually acknowledge that they and their attorneys have participated in the negotiation and preparation of this Agreement. Ambiguities, if any, in this Agreement shall not be construed against any Party, irrespective of which Party may be deemed to have drafted this Agreement or authorized the ambiguous provision.

17.14 Interpretation. The captions and headings to this Agreement are for convenience only, and are to be of no force or effect in construing or interpreting any of the provisions of this Agreement. Unless context otherwise clearly requires, whenever used in this Agreement: (a) the words “include” or “including” shall be construed as incorporating “but not limited to” or “without limitation”; (b) the words “hereof,” “herein,” “hereby” and derivative or similar words refer to this Agreement, including the Exhibits; (c) the word “law” or “laws” means any applicable, legally binding statute, ordinance, resolution, regulation, code, guideline, rule, order, decree, judgment, injunction, mandate or other legally binding requirement of a Governmental Authority (including a court, tribunal, agency, legislative body or other instrumentality of any (i) government or country or territory, (ii) any state, province, county, city or other political subdivision thereof, or (iii) any supranational body); (d) all references to the word “will” are interchangeable with the word “shall” and shall be understood to be imperative or mandatory in nature; (e) all references to “sublicensees” shall include all sublicensees of sublicensees through multiple tiers of sublicensing; (f) the singular shall include the plural and vice versa; and (g) the word “or” has the inclusive meaning represented by the phrase “and/or”. All references to days, months, quarters or years are references to calendar days, calendar months, calendar quarters, or calendar years. Whenever any matter hereunder requires consent or approval, such consent shall not be unreasonably withheld or delayed.

17.15 Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. For purposes hereof, a facsimile copy, or email with attached pdf copy, of this Agreement, including the signature pages hereto, will be deemed to be an original. Notwithstanding the foregoing, the Parties shall deliver original execution copies of this Agreement to one another as soon as practicable following execution thereof.

[Signature page follows – the rest of this page intentionally left blank.]

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IN WITNESS WHEREOF, AFMD and NewCo have executed this Agreement by their respective officers hereunto duly authorized, on the Signing Date.

AFFIMED GMBH		PHARMAVANT 6 GMBH

By:	/s/ Dr. Adi Hoess	By:	/s/ Sascha Bucher
Name:	Dr. Adi Hoess	Name:	Sascha Bucher
Title:	Chief Executive Officer	Title:	Head of Transactions

AFFIMED GMBH		PHARMAVANT 6 GMBH

By:	/s/ Dr. Wolfgang Fischer	By:	/s/ Sara Nunez-Garcia
Name:	Dr. Wolfgang Fischer	Name:	Sara Nunez-Garcia
Title:	Chief Operations Officer	Title:	Dr

Signature Page

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EXHIBIT 1.52

AFMD’s FTE RATE

[*****]

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EXHIBIT 3.2

RESEARCH PLAN

[*****]

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EXHIBIT 3.4

[*****]

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EXHIBIT 10.1.1.

[*****]

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EXHIBIT 12.1

PRESS RELEASE

Affimed and Roivant Sciences Announce Licensing and Strategic Collaboration Agreement to Develop and Commercialize Novel Innate Cell Engagers (ICE®) for Multiple Cancer Targets

•	Affimed to grant license to AFM32 with options for additional ICE® molecules directed against targets not included in Affimed’s current pipeline

•	Affimed to receive $60 million in upfront consideration and up to an additional $2 billion in future milestones

•	Affimed to be responsible for all preclinical work through IND filing

Heidelberg, Germany, Basel, Switzerland, and New York, November [XX], 2020 – Affimed N.V. (Nasdaq: AFMD), a clinical-stage immuno-oncology company committed to giving patients back their innate ability to fight cancer, and Roivant Sciences, a global biopharmaceutical company, today announced that they have entered into a licensing and strategic collaboration agreement to develop and commercialize novel ICE® molecules in oncology.

The collaboration grants Roivant a license to the preclinical molecule AFM32. The collaboration will also leverage Affimed’s proprietary Redirected Optimized Cell Killing (ROCK®) platform to generate ICE® molecules against targets not included in Affimed’s current pipeline.

Under the terms of the agreement, Affimed will receive $60 million in upfront consideration, comprised of $40 million in cash and pre-paid R&D funding, and $20 million of newly issued shares in Roivant. Affimed could receive further short-term proceeds in the form of option fees contingent on the commencement of additional programs contemplated under the agreement. The company is eligible to receive up to an additional $2 billion in milestones over time upon achievement of specified development, regulatory and commercial milestones, as well as tiered royalties on net sales.

Pursuant to the agreement, Affimed will be primarily responsible for driving the discovery and research phases of molecule development through filing of the IND. Roivant will be responsible for clinical development and commercialization worldwide, and Affimed retains an option for co-promotion.

“This partnership represents an important milestone as it further validates our platform and scientific expertise in the selection of promising targets to develop ICE® molecules in oncology indications where patients are underserved by existing therapies,” said Dr. Adi Hoess, Affimed’s Chief Executive Officer. “Partnering with Roivant, an innovative trailblazer in biopharmaceutical development, is another step towards accelerating the growth of our current and future pipeline.”

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“We are extremely pleased to have entered into this agreement with Affimed given their leadership position in the science of innate immunity and extensive expertise in the preclinical development of bispecifics,” commented Dr. Roger Sidhu, Chief Medical Officer and Head of R&D at Roivant. “We look forward to working together to deliver meaningful therapies to patients.”

About the ROCK® Platform

Affimed’s proprietary, fit-for-purpose ROCK® platform technology generates diverse, tetravalent, bispecific antibodies known as innate cell engagers (ICE®) which can be customized to target specific binding domains on hematologic and solid tumor cells. Affimed’s ROCK®-generated ICE® use a distinct, dual mechanism of action that activates CD16A on natural killer cells and macrophages and binds to specific antigens on tumor cells, restoring the body’s innate ability to overcome tumor invasion and destroy tumor cells.

About Affimed N.V.

Affimed (Nasdaq: AFMD) is a clinical-stage immuno-oncology company committed to giving patients back their innate ability to fight cancer. Affimed’s fit-for-purpose ROCK® platform allows innate cell engagers (ICE®) to be designed for specific patient populations. The company is developing single and combination therapies to treat hematologic and solid tumors. Affimed is currently enrolling patients into a registration-directed study of AFM13 for CD30-positive relapsed/refractory peripheral T cell lymphoma, into a Phase 1/2a study of AFM13 in combination with adoptive NK cell transfer for the treatment of CD30-positive lymphoma and into a Phase 1/2a dose escalation/expansion study of AFM24 for the treatment of advanced EGFR-expressing solid tumors. In addition, Affimed has a partnership with Roche/Genentech focused on generating novel ICE® and a first molecule targeting BCMA recently entered clinical development. For more information, please visit www.affimed.com.

About Roivant Sciences

Roivant’s mission is to improve the delivery of healthcare to patients by treating every inefficiency as an opportunity. Roivant develops transformative medicines faster by building technologies and developing talent in creative ways, leveraging the Roivant platform to launch Vants – nimble and focused biopharmaceutical and health technology companies. For more information, please visit www.roivant.com.

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FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements. All statements other than statements of historical fact are forward-looking statements, which are often indicated by terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “goal,” “intend,” “look forward to,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar expressions. Forward-looking statements appear in a number of places throughout this release and include statements regarding our intentions, beliefs, projections, outlook, analyses and current expectations concerning, among other things, the potential of AFM32, the value of our ROCK® platform, our ongoing and planned preclinical development and clinical trials, our collaborations and development of our products in combination with other therapies, the timing of and our ability to make regulatory filings and obtain and maintain regulatory approvals for our product candidates, our intellectual property position, our collaboration activities, our ability to develop commercial functions, clinical trial data, our results of operations, cash needs, financial condition, liquidity, prospects, future transactions, growth and strategies, the industry in which we operate, the trends that may affect the industry or us, impacts of the COVID-19 pandemic, the benefits to Affimed of orphan drug designation and the risks, uncertainties and other factors described under the heading “Risk Factors” in Affimed’s filings with the Securities and Exchange Commission. Given these risks, uncertainties and other factors, you should not place undue reliance on these forward-looking statements, and we assume no obligation to update these forward-looking statements, even if new information becomes available in the future.

Affimed Contact

Alex Fudukidis

Head of Investor Relations

Email: a.fudukidis@affimed.com

Tel.: (917) 436-8102

Roivant Contact

Paul Davis

Email: paul.davis@roivant.com

Tel.: (646) 495-5310

AFMD-NewCo Research Collaboration and License Agreement

CONFIDENTIAL

EXHIBIT 16.2.7

EXPEDITED DISPUTE RESOLUTION PROCEDURE

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AFMD-NewCo Research Collaboration and License Agreement